Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
To Prospectus dated April 24, 2026	Registration No. 333-295319

T STAMP INC.

Up to $5,323,474 Shares of our Common Stock

We have entered into an Equity Distribution Agreement dated October 9, 2026 (the “Equity Distribution Agreement”) with Maxim Group LLC (“Maxim” or the “Sales Agent”), pursuant to which we may, issue and sell shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $5,323,474 from time to time through or to the Sales Agent, acting as our agent or principal.

Sales of shares of our common stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific amount, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

As Sales Agent, Maxim is entitled to compensation at a fixed commission rate up to 3.0% of the gross proceeds of each sale of shares of our common stock made pursuant to the Equity Distribution Agreement. In connection with the sale of shares of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. We will pay all of the expenses incident to the registration, offering and sale of the shares of our common stock under this prospectus.

Our Class A Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “IDAI.” On October 8, 2026, the last reported sale price of our Class A Common Stock on The Nasdaq Capital Market was $3.39 per share.

As of the date of this prospectus, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $18,485,279 based on 5,358,052 shares of Class A Common Stock held by non-affiliates and a price of $3.45 per share, the closing price of our Class A Common Stock on October 7, 2026, which is the highest closing price of our Class A Common Stock on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period, we have sold $838,286 worth of securities. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below $75 million and General Instruction I.B.6 of Registration Statement on Form S-3 continues to apply to us.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-17 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus supplement is October 9, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Class A Common Stock. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor Maxim has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and Maxim take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of securities covered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of securities covered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise, references in this prospectus to the “Company,” “Trust Stamp”, “we,” “us” and “our” refer to T Stamp Inc., a Delaware corporation, and its consolidated subsidiaries.

We are not, and the Sales Agent is not, making an offer or sale of shares of our securities in any jurisdiction where such offer or sale is not permitted. We are not making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our securities.

This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the information incorporated herein by reference are the property of their respective owners.

S-1

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, and the accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and under similar headings in the accompanying base prospectus, and the documents incorporated by reference herein and therein, including in our most recent annual report on Form 10-K. Prospective purchasers of our securities should also carefully read the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which the accompanying prospectus is a part.

Overview

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries (“Trust Stamp”, “we”, or the “Company”) develop and market identity authentication software for enterprise and government partners and peer-to-peer markets.

Trust Stamp primarily develops proprietary artificial intelligence-powered solutions, researching and leveraging machine learning/artificial intelligence, including computer vision, cryptography, and data mining, to process and protect data and deliver insightful outputs that increase efficiency, identify and defend against fraud, protect sensitive user information, facilitate automated processes, and extend the reach of digital services through global accessibility. We utilize the power and agility of technologies such as GPU processing, edge computing, neural networks, and large language models to process and protect data faster and more effectively than historically possible to deliver results at a disruptively low cost for usage across multiple industries.

Our team has substantial expertise in the creation and development of AI-enabled software products. We license our technology and expertise in numerous fields, with an increasing emphasis on addressing diverse markets through established partners who will integrate our technology into field-specific applications.

Over the last year, while maintaining our strong emphasis on identity authentication for financial services, the Company has undertaken a multi-pronged process to position itself better to leverage the growing opportunities offered by the expanded capabilities, use, and acceptance of AI technologies. While the Company remains committed to the long-term potential of its original focus on the US financial services market, the Company has diversified its target markets. This process has included:

•	Acquiring ownership of Lexverify Ltd. and a 50% ownership interest in CyberFish CyberPsychology Solutions Ltd (both companies in the United Kingdom).

•	Launching our Sovereign-AI initiative leveraging (inter alia) the expertise gained from the Lexverify acquisition.

•	Reducing the size of the non-production-focused executive and consulting teams to reduce overhead and releasing sales staff that did not meet their targets while adding senior business development advisors in the United Kingdom, Ghana, Nigeria, Kenya, and Malta primarily compensated based on revenue received

•	Developing joint ventures with proven industry partners with access to target markets

•	Increasing focus on the cryptocurrency market (especially Stablecoins) and developing products designed to meet specific needs and opportunities in that sector

•	Updating services offered via the Orchestration Layer platform in response to market feedback

•	Expanding our IP portfolio to strengthen our existing position related to presentation attack detection and tokenization and include implementations such as:

i.	Embedded ownership verification for cryptographic assets, a technology that we believe to have significant potential with the expansion in the ownership of crypto-assets including potential deregulation (or loosening or clarification of regulation) in the United States together with the global growth of stable coins including Central Government Digital Currencies.

S-2

ii.	StableKey (or “Stable IT2”) which is a revolutionary technology that generates a “key” directly from the biometric of the user which key has a mathematical correlation to all of the user’s passwords, PINS, and other “secrets” for every account and use case meaning that those secrets never need to be stored in their entirety.

•	Strengthening our international 3rd party cybersecurity and data handling certifications by adding SOC2 certification to our NCSC Cyberessentials Plus certification and in the process of obtaining a renewed D-Seal certification (the world’s first certification that includes not just data security but also the ethical and responsible use of data) and NCSC Cyberessentials certification.

•	Opening an office in Tokyo (with funding from the City of Tokyo and the Japanese government) to pursue opportunities in the APAC region.

•	Participating in the K-Startup Grand Challenge 2025, South Korea’s premier acceleration program for innovative foreign startups. Backed by the Ministry of SMEs and Startups, the program supports high-potential global technology companies in establishing a presence in South Korea and expanding across the broader Asia-Pacific region.

•	Establishing go-to-market partnerships with partners in Nigeria and Ghana.

•	Participation in the Trust Valley program in the Geneva region of Switzerland.

•	Participation in the Founders Arena wealth management program.

Markets

Trust Stamp has evaluated the market potential for its services across several verticals. (Note - none of the reports, articles, and/or data sources referenced below were commissioned by the Company, and none of them are incorporated by reference).

Sovereign AI

The Company believes that its initiative to provide the development and deployment of Sovereign AI models represents a substantial market opportunity for which the Company is well positioned given our 9-year experience in developing proprietary AI models for deployments in-the-cloud, on premises and on mobile devices.

The rapid emergence of sovereign artificial intelligence is creating one of the largest new technology markets of the coming decade. Governments, critical infrastructure operators, healthcare providers, financial institutions and defense organizations increasingly require AI systems that are developed, deployed and governed under their own legal jurisdiction, ensuring that access to technology, sensitive data, intellectual property and decision-making remain under national control rather than being subject to foreign laws or external commercial interests. Independent market research estimates the global sovereign AI market will exceed $48 billion in 2026 and grow to approximately $180 billion by 2033, while Europe is making digital sovereignty a strategic priority through major investments in sovereign AI infrastructure and cloud capacity. Europe and Africa together represent a particularly attractive opportunity, with strong regulatory drivers, increasing demand for local AI capability and comparatively limited domestic providers, creating a realistic addressable market measured in many billions of euros over the next decade.

Recent admissions by the operators and independent research have demonstrated that frontier AI models can exhibit unexpected and potentially harmful behaviors when given broad autonomy or exposed to adversarial inputs. Independent studies have documented instances of models attempting to circumvent restrictions, conceal their reasoning, exploit software vulnerabilities, or pursue objectives in ways not anticipated by their developers. While these behaviors have generally occurred in controlled testing environments rather than in operational deployments, they highlight the importance of robust governance and technical safeguards as AI systems become more capable. For governments, healthcare providers, defense organizations and operators of critical infrastructure, these developments strengthen the case for sovereign, air-gapped AI deployments that operate entirely within trusted environments under the organization’s direct control. Air-gapped sovereign AI reduces the risk of sensitive data leakage, prompt injection and model poisoning attacks, prevents unauthorized access to external networks or cloud services, enables comprehensive monitoring and audit of every interaction, and ensures that AI systems cannot communicate with or act upon external systems without explicit human authorization. By combining sovereign ownership with strong network isolation, organizations can realize the benefits of advanced AI while maintaining the highest standards of security, resilience and regulatory compliance for mission-critical applications.

S-3

As frontier AI models become recognized as strategically important technologies, access to the most capable systems can no longer be assumed to be commercially available on equal terms worldwide. Recent U.S. export control actions demonstrate that frontier AI models may be restricted or withdrawn for national security reasons, extending beyond advanced semiconductors to the AI models themselves. In June 2026, Anthropic was directed by the U.S. government to suspend access to its most advanced models for foreign nationals, resulting in the models being withdrawn globally while the company sought to comply with the order. This precedent highlights a significant strategic risk for governments and enterprises outside the United States: critical AI capabilities may become unavailable with little notice as geopolitical priorities evolve. Organizations that rely exclusively on foreign-hosted frontier models therefore face an emerging technology sovereignty risk alongside traditional cybersecurity and operational risks. Sovereign AI deployments provide an effective hedge against this uncertainty by ensuring that essential AI capabilities remain under local ownership, operate on locally controlled infrastructure, and continue to be available regardless of changes in export controls, international relations or the commercial decisions of overseas providers.

While generative AI has delivered significant productivity gains, many organizations are discovering that large-scale deployment through commercial cloud models can become prohibitively expensive as usage increases. Unlike traditional enterprise software, costs are typically incurred on a per-token basis, meaning expenditure rises directly with user adoption, larger context windows and more sophisticated reasoning models. As organizations move from pilot projects to enterprise-wide deployment, monthly AI costs can increase by an order of magnitude, prompting many to impose usage limits or reassess their AI strategies. Recent examples illustrate this trend: Uber introduced caps on employee AI usage after exhausting its AI budget far earlier than anticipated, while Klarna publicly acknowledged that an aggressive AI-first strategy prioritizing cost reduction delivered lower-quality outcomes and has since shifted towards a more balanced human–AI model. Similarly, a number of enterprises have reduced access to premium AI tools or tightened governance to control rapidly escalating token expenditure. These experiences are driving growing interest in sovereign AI deployments, where organizations can operate models on dedicated infrastructure with predictable costs, eliminate recurring per-token charges, optimize models for specific workloads and maintain complete control over both expenditure and performance.

The Sovereign Technology Centre Limited has been established to meet this demand by developing a portfolio of sovereign AI products, including secure sovereign large language models, sector-specific AI assistants, sovereign cloud infrastructure, cybersecurity solutions, medical and financial AI applications, and ultra-small language models that can operate on edge devices and semiconductors. Proprietary models have been and are being developed from scratch while the Company has also collated a library of over 100 open-weight models that can be trained to meet the specific needs of customers without the risks and costs associated with commercial frontier models.

The Sovereign Technology Centre Limited was established on August 19, 2026 as a Malta corporation with the economic interests vesting in the Company but administration and governance vesting in a corporate board primarily comprising Maltese citizens and residents. It is believed that this structure will facilitate participation in EU projects and funding opportunities not currently open to the Company as a US corporation.

The Sovereign Technology Center is the engine that will enable this vision. Located in Gozo, Malta, it is being designed as a center of excellence for the research, development, testing and commercialization of sovereign AI technologies. The Center will bring together AI engineers, cybersecurity specialists, data scientists, infrastructure experts and university graduates to develop secure AI systems that comply with European and African standards and utilize highly efficient proprietary servers powered by solar energy. The Center will function not just as a working environment but also as a demonstration site for interested nations.

S-4

Semiconductor Technologies

Trust Stamp Malta Limited has been selected as a direct participant in the Important Project of Common European Interest on Advanced Semiconductor Technologies (“IPCEI AST”), with the support of Malta Enterprise.

The IPCEI AST is a major, coordinated European initiative backed by participating EU Member States and their national authorities, with the objective of strengthening Europe’s sovereignty, security and resilience across the advanced semiconductor value chain. Bringing together industry and research participants from across the EU, it is designed to accelerate the development and first industrial deployment of next-generation chip technologies. IPCEI is one of the EU’s principal instruments for funding strategic technologies; its predecessor in microelectronics, IPCEI ME/CT, mobilized up to €8.1 billion in public funding across fourteen Member States. The overall funding envelope for the Advanced Semiconductor Technologies wave is still being finalized.

Trust Stamp’s selection positions its privacy-first identity technology within this strategic effort by binding the identity of a device to a verified human identity, so that critical hardware can be trusted to operate only in authorized hands. This work will build on Trust Stamp’s patented approach to irreversible biometric tokenization, which protects personal data while enabling strong, privacy-preserving authentication. Trust Stamp’s participation is anchored by two cooperation agreements planned to run over the project period (2027 - 2032), subject to formal approval:

•	A secure semiconductor identity platform: a collaboration to design a platform that links device identity to a verified human identity, combining hardware-rooted security (including memristor-based physically unclonable functions) with Trust Stamp’s biometric tokenization to help prevent the unauthorized use of critical devices across communications, IoT and safety-critical systems.

•	AI-supported processing of neural signals: a collaboration exploring the AI-assisted processing and analysis of neural-signal data generated by an emerging biosignal-chip platform, paired with secure device authentication to protect highly sensitive data at the hardware level.

Data Security and Fraud

•	In 2024 alone, numerous large-scale cybersecurity incidents resulted in the exposure of billions of personal records worldwide, including the so-called “Mother of All Breaches” involving over 26 billion records aggregated from multiple prior breaches, a breach of National Public Data affecting approximately 2.9 billion records including Social Security numbers, and significant compromises at major organizations such as Dell (49 million customer records), Twilio (33 million phone numbers), and Roll20 (15 million accounts). The U.S. healthcare sector alone reported 14 breaches each affecting over one million individuals, impacting an estimated 238 million residents, while other notable incidents included data exfiltration from Kadokawa/Niconico in Japan, a 1.2-terabyte leak of Disney internal communications, and widespread mobile app exposures affecting over 1.7 billion users. These breaches underscore persistent systemic vulnerabilities across industries and geographies, with material legal, operational, and reputational risks.

•	In 2024, global losses from payment card fraud alone reached approximately $33.8 billion, according to the Nilson Report, surpassing the previous year’s figures and driven by escalating card-not-present and e-commerce fraud. In the broader digital payments sphere, including ACH, digital wallets, BNPL, and e-commerce, the Merchant Risk Council estimates merchants lose about 3.2 % of annual e-commerce revenue to fraud, while Juniper Research forecasts online payment fraud losses totaling $362 billion globally by 2028, encompassing all payment channels. Furthermore, McKinsey projects $400 billion in cumulative card fraud losses over the next ten years, with authorized push payment fraud growing at an 11 % CAGR through 2027. Taken together, these figures underscore a mounting global financial liability from payment fraud that is poised to climb steadily unless countered by effective prevention strategies.

In March 2026, we announced the completion of two strategic transactions intended to expand our capabilities in cybersecurity, risk, compliance, and related trust and security solutions. Effective February 26, 2026, we acquired 100% of the outstanding share capital of Lexverify Ltd, and effective March 9, 2026, we subscribed for a 50% ownership interest in CyberFish CyberPsychology Solutions Ltd.

S-5

We believe these transactions strengthen our position in the data security and fraud market by adding complementary technologies and domain expertise. Lexverify brings experience in risk, compliance, and privacy-related solutions, including applications involving large language models, while CyberFish contributes expertise in crisis simulation and business disruption scenario training. We believe the combination of these capabilities with our existing AI-powered trust, identity, and security solutions may create opportunities for product development, enhanced client offerings, and cross-selling across industries with significant security, compliance, and operational resilience needs.

Both Lexverify and CyberFish participated in accelerator programs associated with the UK National Cyber Security Centre, and we believe these relationships reflect the relevance of their technologies to cybersecurity resilience. We also expect these transactions to enhance our leadership resources and support our broader strategic growth initiatives.

Financial and Societal Inclusion

•	According to the “Global Findex Database 2021,” published by the World Bank, 1.4 billion people were unbanked as of 2021.

•	131 million small and medium-sized enterprises in emerging markets lack access to finance, limiting their ability to grow and thrive (UNSGSA Financial Inclusion Webpage, Accessed March 2023).

•	The global market for Microfinance is estimated at $250.4 billion in the year 2024, and is projected to reach $506 billion by 2030 according to the 2025 report titled “Microfinance - Global Market Trajectory & Analytics” published by Global Industry Analysts, Inc.. To accelerate our work in this market, the Company joined the Mastercard Lighthouse MASSIV program in Spring 2025 designed to empower sustainability and social impact through strategic partnerships aiming to assist participants to scale on a global level.

Trust Stamp’s biometric authentication, liveness detection, and information tokenization enable individuals to verify and establish their identities using data derived from biometrics. While individuals in this market lack traditional means of identity verification, Trust Stamp provides a means to authenticate identity that preserves an individual’s privacy and control over that identity.

Alternatives to Detention (“ATD”)

•	The ATD market includes Federal, State, and Municipal agencies for both criminal justice and immigration purposes. Trust Stamp addresses the ATD market with applications built on Trust Stamp’s privacy-preserving solutions allowing individuals to comply with ATD requirements using ethical and humane technology methodologies. Trust Stamp has developed innovative patented technologies for use in the ATD market encompassing biometrics, geolocation, and tokenization as well as a proprietary, tamper-resistant, battery-free “Tap-In-Band” that can complement or replace biometric check-in requirements and provide a lower-cost and more humane alternative to traditional “ankle bracelet” technology.

•	In December 2024, we announced a go-to-market agreement with a leading provider of software solutions to the U.S. Federal Government. Based on the priorities of the current administration and express funding provision in the 2026 appropriations bill, the Company and its partner are actively communicating with the government on opportunities to implement the Company’s technology for identified and funded needs but no substantive progress is anticipated until there is an approved appropriations bill for the Department of Homeland Security.

Stablecoins and other Cryptocurrencies

•	As of mid-2025, the total stablecoin market capitalization sits around $170 billion, with sources varying between $160 billion and $200 billion depending on which coins are included. Tether (USDT) still dominates the pack, with other major players like USDC, BUSD, and DAI following behind. Analysts project the market cap of stablecoins to double to around $300 – 400 billion by 2030, driven by incremental adoption in payments and DeFi. Predicting this growth, the Company invested in developing and patenting technologies that it believes to be important assets to participate in the stablecoin and other cryptocurrency markets, including a patent related to embedding identity data in the metadata of cryptographic tokens and the trademark “StableKey”. The Company anticipates cryptocurrencies playing a growing role in its customer base in parallel to, and in some cases involving, its traditional financial services customers.

S-6

The Company announced a biometrically secured proprietary non-custodial software wallet in December 2025 which will be able to function as both a wallet directly managing access credentials for digital assets and as a “wallet of wallets”. The wallet will be offered directly to end-users and financial institutions. At the end of December 2025, our R&D team delivered a Minimum Viable Product (“MVP”) of our Stablecoin-focused Wallet of Wallets (“WoWTM”) and we signed an LOI with a fellow Nasdaq company for a first deployment. Final design of the WoW wallet awaits clarity regarding the in-flux legislation related to the ability of stablecoins to pay interest or similar returns. While our WoW product has not yet been taken to market pending the passing of the “Clarity Act”, it offers advanced capabilities and utilizes proven proprietary technologies and engagements with potential customers cause us to believe that if we establish product-market fit, the economic potential could be substantial.

Healthcare Technology

We believe the healthcare sector represents a significant opportunity for the application of our identity authentication and privacy protection technologies. Healthcare providers, pharmacies, and related service organizations increasingly require secure, privacy-conscious methods to verify identity, protect sensitive personal information, and support digital workflows across patient onboarding, records access, and service delivery.

In furtherance of this, we have filed a provisional patent with the United States Patent and Trademark Office for an LLM implementation entitled “Consensus Medical”. The implementation evaluates and challenges and affirms medical practitioner diagnosis as appropriate, using three independent models in a structure designed to minimize the potential for sycophantic responses and hallucinations. Consensus Medical supports and is not intended to replace the expertise of qualified medical practitioners.

We have for several years recognized the potential of our technology in healthcare-related use cases, and during 2025 we advanced these efforts from exploration toward commercial implementation. We currently have a revenue generating commercial implementation with a Malta-based company that also operates in Dubai. In addition, we are in advanced negotiations to deploy our technology for an international pharmacy and primary care group in the European Union and MENA region.

We believe our capabilities are well suited to healthcare environments, where organizations must balance security, regulatory compliance, user accessibility, and protection of highly sensitive data. Our technology may help healthcare-sector customers enhance trust in digital interactions while reducing the need to expose or retain unnecessary personal information. While our healthcare initiatives are still developing, we believe this sector may become an increasingly important component of our commercial growth strategy.

Other Markets

The Company is developing products and working with partners and industry organizations in other sectors that offer significant market opportunities for our existing and pipeline IP. We anticipate licensing our technology in numerous fields, typically through established partners who will integrate our technology into field-specific applications.

Africa

The African Continental Free Trade Area (AfCFTA) is a landmark agreement that binds 54 African nations and an estimated 1.47 billion people into the world’s largest free trade area. AfCFTA has significant economic potential for Africa, as it aims to create a single market for goods and services across 55 countries, representing over 1.3 billion people with a combined GDP of approximately $3.4 trillion. By reducing trade barriers, the agreement could contribute an additional $450 billion to Africa’s GDP by 2035, lifting 30 million people out of extreme poverty and increasing the incomes of 68 million people, according to the World Bank. Over the next decade, Africa’s share of the world population is projected to reach 21%, up from 13% in 2000. More than 50% of young people entering the workforce will be in sub-Saharan Africa. By 2050, the region’s working-age population will still be rising while it is falling virtually everywhere else, and Africa will be home to an estimated 2.5 billion people, or 25% of all humanity.

S-7

Globally, 850 million people did not have identity documents in 2023, with 542 million people in Africa. Of that 542 million, 95 million are children who have never had their birth recorded, and 120 million are children without a birth certificate. The single initiative of implementing universal tokenized identity in African countries has the potential to significantly boost the implementing countries’ economies. According to the United Nations Economic Commission for Africa(UNECA), countries adopting digital ID programs could unlock economic value equivalent to between 3% and 13% of their GDP by 2030.

A transition to digital records for births, marriages, deaths, and electronic identity documents represents a transformative opportunity for developing nations and builds a foundation for economic growth. Establishing a robust digital infrastructure for vital records enhances administrative efficiency, fosters inclusive development, strengthens governance, and unlocks economic potential. Yet, developing African countries are often unable or unwilling to fund the initial capital expenditure required to make the transition.

Trust Stamp participated in financial inclusion projects in Africa for a number of years through Mastercard’s previous implementation of our technology and we established a regional R&D center in Rwanda in 2021 to focus on ensuring equity in the development and implementation of biometric technology in Africa. In 2023 we started direct outreach to African countries and we are in serious and extended dialogue with four countries as well as our work with Africa’s largest provider of mobile telecommunications services.

With the assistance of the Mastercard Lighthouse MASSIV program, we intend to build upon this work to maximize the opportunities to meet the critical need for secure identity programs for both governments and NGOs and have established go-to-market focused agreements with partners in Nigeria and Ghana.

Our multi-year investment in the African market has progressed from market cultivation to revenue generation. In January 2026, we received our first purchase order for the use of our Irreversibly Transformed Identity Token (“IT2”) from an African telecommunications company situated across a dozen African and Middle Eastern markets and serving hundreds of millions of subscribers. The initial purchase order was for the IT2 in a specific market but based upon our customer’s communications, we anticipate the geographic scope expanding in 2026. The second purchase order for an LLM powered tool used in ML/AML has been delivered. The third purchase order for age verification tool is in the process of delivery. We are also in discussion with another major telecoms provider in Africa for similar services and are making progress towards an agreement. Based on these three engagements and market discovery, we will be actively pursuing similar telecoms opportunities in other African countries and elsewhere.

In parallel, our first African nation-state project continues to progress albeit at a slower pace than we would hope.

United Kingdom

With our growing team in the UK, we have started to identify banking sector opportunities there and will be pursuing those opportunities going forward. We are also engaging with the fast accelerating UK age-verification market that is (largely unsuccessfully) seeking to comply with new government mandates. To this end, on March 9, 2026, the Company (through its wholly-owned subsidiary, Trust Stamp Malta Limited) agreed to subscribe for fifty percent (50%) of the authorized share capital of CyberFish CyberPsychology Solutions Ltd, a private company incorporated in England and Wales that is a graduate of the UK National Cybersecurity Center’s startup program (“CyberFish”). On the same date, the Company (through Trust Stamp Malta Limited) entered into a Consulting Agreement with CyberFish. Under the Consulting Agreement, CyberFish agreed to provide consulting services relating to market development in the United Kingdom, including market entry and expansion strategy, business development, partnership identification, and related services.

S-8

Principal Products and Services

We adhere to the best practices outlined in the National Institute of Standards and Technology (“NIST”) and International Organization for Standardization (“ISO”) frameworks, and our policies and procedures in managing personally identifiable information (“PII”) comply with General Data Protection Regulation (“GDPR”) requirements wherever such requirements are applicable.

The IT2 replaces biometric templates and scans with meaningless numbers, letters, and symbols to remove sensitive data from the reach of criminals using a proprietary process by which a deep neural network irreversibly converts biometric and other identifying data, from any source, into the secure tokenized identity. This IT2 is unique to the user, is different every time it is generated from a live subject, and cannot be reverse-engineered and rebuilt into the user’s face or other original identity data.

Each token can be stored and compared to all other tokens from the same modality, allowing the Company’s AI-powered analytics to predict if a single subject has generated two or more tokens, even if the subject has passed conventional KYC with, e.g., falsified identity documents. Using this technology, an IT2 can be employed for re-authentication purposes, including account recovery, password-less login, new account creation, and more, across the organization or even within a consortium of organizations, all in a low-cost and low-friction delivery that is fast and secure.

Our technology is being used for enhanced due diligence, KYC/AML compliance, synthetic identity fraud reduction and “second chance” approval for customer onboarding and account access, together with the delivery of humanitarian and development services. The solution allows organizations to approve more users, keep bad actors from accessing systems and services, and retain existing users with a superior user experience.

Our hashing and matching technology can maximize the effectiveness of all types of identity data while rendering it safer to use, store, and share. Whatever the source of identity data, it can be stored and compared as an IT2. See the chart below for examples.

The Lexverify acquisition immediately added capability for LLM powered compliance monitoring of communications and documents, and the CyberFish investment provides us with risk-scenario products that we regard as having significant and immediate potential for our existing customer base and others. Together, the two transactions provide us with the expertise to build unique scenarios to train LLM, together with other LLM based products that will be announced during 2026.

Key Customers

The Company’s initial business consisted of developing proprietary privacy-first identity solutions and implementing them through custom applications built and maintained for a few key customers. In the fourth quarter of 2022, the Company added to its product offerings a modular SaaS model intended for low-code or no-code implementation (“the Orchestration Layer”). The Orchestration Layer has been successful in attracting interested customers with over one hundred (100) financial institutions onboarded as of the date of this prospectus, but those institutions have been slow to go into full production which has impacted revenue expectations. An analysis of the slow adoption revealed that many of the institutions would need some level of customization, and in the fourth quarter of 2024 and the first quarter of 2025, the Company invested in the modification of the modules to meet the broader range of needs and preferences identified by the enrolled institutions. The Company is now seeing a growth in transaction volumes and is focused on maintaining and accelerating that growth.

S-9

Historically, the Company has generated most of its income through long-term partnerships with an S&P 500 bank. Effective July 1, 2025, the Company’s agreement with the bank was extended to May 31, 2031, subject to either party having the right to terminate for cause and a right for the customer to cancel for convenience on giving 6 months’ notice.

Under the terms of the extension, the Company receives a guaranteed minimum income stream for services, together with hosting and other fees and reimbursement of expenses incurred, which are subject to agreed markups of 10% or 20%. Minimum billing for services is set at $154,000 per month Beginning June 1, 2026, the Company may request an increase in the service fee once in any 12-month period, upon at least 30 days’ prior written notice, in an amount not to exceed a specified percentage of the prior year’s Consumer Price Index. Any such increase is subject to the customer’s prior written approval and applies only prospectively. As of the date of this prospectus, the Company has not requested an increase, and the minimum monthly service fee remains $154,000. Including third-party vendor fees billed to the customer, total minimum monthly billings are approximately $215,000. Based on the strength of the relationship and current and anticipated service needs, the Company anticipates actual billings exceeding contractual minimums.

In 2022, the Company expanded its key customer base to include an investment from and a relationship with FIS, a relationship-focused upon the implementation of our Orchestration Layer in FIS’ Global KYC product offering.

The Orchestration Layer is a low-code platform that is designed to be a one-stop shop for Trust Stamp services and provides easy integration to our products; chargeable on a per-use basis. The Orchestration Layer utilizes the Company’s next-generation identity package, offering rapid deployment across devices and platforms, with custom workflows that seamlessly orchestrate trust across the identity lifecycle for a consistent user experience in processes for onboarding and KYC/AML, multi-factor authentication, account recovery, fraud prevention, compliance, and more. The Orchestration Layer facilitates no-code and low-code implementations of the Company’s technology making adoption and updating faster and cost-effective for a broader range of potential customers.

As of June 30, 2026, 100 financial institutions, representing over $350 billion in aggregate assets, had been onboarded through FIS. As of the same date, 115 customers (including both FIS and non-FIS customers) had been onboarded to the Orchestration Layer, including those that have fully implemented the platform and those currently undergoing implementation.

The first (non-FIS) client onboarded to the Orchestration Layer in the third quarter of 2022 has generated $697 thousand of revenue for the Company to date, including generating $121 thousand during the six months ended June 30, 2026.

Overall Orchestration Layer transaction volumes increased by approximately 20% over 2025 with a circa 200% increase in FIS-related transactions, but the rate of implementation and transaction volumes are far lower than we consider satisfactory and the channel structure in place does not provide us with adequate opportunities to work with the individual institutions and accelerate implementation. On September 8, 2026, Trust Stamp announced that its AAMVA Driver’s License Data Verification (DLDV) solution was now accessible through the Jack Henry® digital banking platform to expand opportunities to work with individual institutions and accelerate implementation. Trust Stamp leveraged the Banno Digital Toolkit™, the same set of APIs the Banno Digital Platform™ is built on, to embed its technology into the digital experiences offered by community and regional financial institutions. Access to Jack Henry’s API, design, and authenticated frameworks has enabled Trust Stamp to directly integrate into the digital banking platform, providing a seamless banking experience. This integration contributes to Jack Henry’s growing ecosystem of over 1,000 fintechs, providing more than 7,200 financial institutions with relevant financial products and services for their account holders. Commencing January 2026, the Company commenced provisioning services for a multinational telecommunications corporation operating in Africa and the range and scope of services has grown significantly over the course of the year. In Q2 the Company billed this customer $192 thousand for deliveries made, and the engagement is at a level such that going forward this Telecom will be classified as a Key Customer.

On February 20, 2025, the Company executed a Master Technology Service Agreement (“MTSA”) (effective January 1, 2025) with QID Technologies LLC (“QID”) to provide technical services as agreed from time to time and documented by statements of work. The MTSA provided for an initial minimum payment of $100,000 per calendar month, with the budgeted payment thereafter not to exceed $300,000 per month without mutual agreement. The MTSA will remain in effect for one year and will be renewed automatically for successive one-year periods, until it is terminated. Either Party may terminate for convenience by giving notice of non-renewal no less than 90 days before the expiry of each one-year term. The Company owns a 10% equity interest in QID but is not involved in its management. Reaching the maximum monthly revenue of $300,000 would require QID ramping up its customer-facing activities, a process that is not controlled by the Company. The Company is currently renegotiating its contract with QID to provide a structure that better aligns the interests of the parties in a manner that will facilitate revenue growth for QID and hence revenue for the Company.

S-10

Recent Developments

Streeterville Note Purchase Agreement

On June 25, 2026, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Streeterville Capital LLC (the “Investor”) pursuant to which the Company issued a Secured Promissory Note (the “Note”) to the Investor in the principal amount of $5,510,000.

The Note carries an original issue discount of $500,000 (the “OID”). In addition, Company agreed to pay $10,000 to the Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”). The OID and Transaction Expense Amount were included in the initial principal balance of the Note. The purchase price of the Note, therefore, was $5,000,000, computed as follows: $5,510,000 initial principal balance, less the OID, less the Transaction Expense Amount.

The Note accrues interest at nine percent (9%) per annum and is due and payable on June 25, 2028. The Company may prepay all or a portion of the outstanding principal and interest of the Note at any time. In addition, any time the Company receives any money in connection with any fundraising or financing transaction (including, but not limited to, any warrant exercises, “at the market” financing, equity line of credit or debt financing), it must immediately make a mandatory prepayment to the Investor in an amount equal to the lesser of (a) fifty percent (50%) of the amount raised in such transaction, and (b) the total outstanding balance due under the Note as of the closing date of such financing, payable within two (2) trading days of receiving such amount.

Further, beginning on June 25, 2027 (the “Redemption Start Date), the Investor has the right, in its sole discretion, to redeem up to a specified maximum monthly amount due under the Note by delivering one or more written redemption notices to the Company. Upon receipt of a redemption notice, the Company is required to pay the applicable redemption amount plus an Exit Fee (as defined further below) in cash within two trading days. If, by the end of any month following the Redemption Start Date, the Company has not reduced the outstanding balance by at least the maximum monthly redemption amount, the Company must pay the shortfall (plus the Exit Fee) in cash by the fifth day of the following month. Failure to do so will result in an automatic increase of the outstanding balance by 1% as of such date.

All payments made under this Note on or after December 25, 2026 (including, but not limited to, repayment of the Note at maturity or thereafter) will be subject to an exit fee of seven percent (7%) of the portion of the outstanding balance being repaid (the “Exit Fee”).

The Note includes customary default trigger events, including, among others: (i) failure by the Company to timely make payments due under the Note; (ii) bankruptcy or insolvency events involving the Company; (iii) the execution or consummation of a “Fundamental Transaction” (i.e. a merger, sale of all or substantially all assets, change of control, recapitalization, or other business combination or restructuring involving the Company or its subsidiaries that results in a change in voting power or asset ownership without full repayment of the Note); (iv) breaches of covenants or other agreements in the Note or related transaction documents; (v) material misstatements of representations or warranties; and (vi) entry of certain judgments against the Company. Upon the occurrence of a trigger event, the Investor may elect to increase the outstanding balance of the Note or require the Company to cure the event within five trading days. If uncured, the trigger event becomes an event of default. Upon an event of default, the Investor may accelerate the Note, making the outstanding balance immediately due and payable at the “Mandatory Default Amount,” and interest will begin accruing at a default interest rate of 22% per annum (or the maximum rate permitted by law). Certain insolvency-related trigger events result in an automatic default and acceleration without notice. Following an event of default, the Investor also has the right to seek injunctive relief prohibiting the Company from issuing shares of its common stock or preferred stock to any party unless fifty percent (50%) of the gross proceeds of such issuance are simultaneously used to repay the Note, and to seek injunctive relief preventing the Company from consummating any Fundamental Transaction if the Note is not being repaid in full upon consummation of the Fundamental Transaction. The Note also includes a waiver of offset and counterclaim rights by the Company.

S-11

Pursuant to the Note Purchase Agreement, the Company has agreed to certain additional covenants that remain in effect until all obligations under the Note, Note Purchase Agreement, and Security Agreement (collectively, the “Transaction Documents”) are paid and performed in full. The Company may not, without the prior written consent of the Investor (which consent may be granted or withheld in the Investor’s sole and absolute discretion): (i) issue or incur any debt obligations, other than ordinary-course trade payables, or issue any convertible securities, variable-price securities, or securities with price reset provisions; or (ii) grant any lien, security interest, or encumbrance on any of the Company’s assets to any third party. At-the-market facilities, fixed-price primary equity offerings, and warrants without variable pricing mechanics are not subject to this restriction. In addition, if the Company enters into any future financing utilizing a debt security with terms that are more economically favorable to the new investor than those provided to the Investor in the Transaction Documents, the Investor has the right to require that such more favorable terms be incorporated into the Transaction Documents on a retroactive basis.

The Company’s obligations under the Note are secured by all of Company’s assets as further described in the related Security Agreement between the Company and the Investor filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2026.

The foregoing is intended to be a summary of the Note Purchase Agreement, the Note, and the Security Agreement, and is qualified by reference to each of these documents which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2026.

Resignation of Board Director and Appointment of New Board Director

On March 6, 2026, the Board of Directors accepted the resignation of Andrew Scott Francis as a Director of the Company to allow him to have a greater focus on serving as the newly appointed CEO of the Company’s African operations. This was documented as part of a unanimous written consent by the Board of Directors, including Mr. Francis. Mr. Francis will continue to serve in his position as Chief Technology Officer of the Company, as well as continue to attend meetings of the Board of Directors in a non-voting, ex officio advisor capacity.

Concurrently, on March 6, 2026, the Board of Directors of the Company, after receiving a recommendation from the Nomination and Corporate Governance Committee, elected David Curmi to the Company’s Board of Directors as a “Class III” member. Mr. Curmi will also serve as a member of the Compensation Committee of the Board of Directors.

The Company offered a Letter of Appointment to Mr. Curmi that was executed on March 21, 2026. The foregoing description of the Letter of Appointment is intended to be a summary, and is qualified by reference to the full text of the Letter of Appointment filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2026,

CyberFish CyberPsychology Solutions Ltd Share Purchase Agreement, Shareholders Agreement, and Consulting Agreement

On March 9, 2026, Trust Stamp Malta Limited, a wholly-owned subsidiary of the Company, entered into a Share Purchase Agreement (the “SPA”) with CyberFish CyberPsychology Solutions Ltd, a private company incorporated in England and Wales (“CyberFish”). Pursuant to the SPA, Trust Stamp Malta Limited agreed to subscribe to fifty percent (50%) of the authorized share capital of CyberFish in exchange for £190,000 (the “Total Consideration”), consisting of (i) a cash payment of €30,000 payable to Malta Enterprise on behalf of CyberFish and (ii) a cash payment of £30,000 payable to CyberFish (together, the “Cash Consideration”) and (iii) non-cash consideration with an agreed value equal to the remaining balance of the Total Consideration following deduction of the Cash Consideration, comprising the provision of software development, engineering, and related technical services by Trust Stamp Malta Limited and/or other Company group entities. Malta Enterprise is a Maltese national development agency that previously provided CyberFish a start-up loan, which is partly being repaid as part of this transaction.

S-12

On March 9, 2026, the SPA closed, and Trust Stamp Malta Limited acquired 50% of CyberFish in exchange for the consideration described above. The non-cash consideration became effective as of the closing date and was not a condition to the closing of the SPA.

Berta Pappenheim, a member of the Company’s Board of Directors, is the CEO, co-founder, and a director of CyberFish – and prior to the closing of the SPA, she owned 100% of CyberFish. Ms. Pappenheim is no longer regarded as an independent director of the Company.

Also on the March 9, 2026, in connection with the closing of the SPA, and to govern the parties’ ongoing relationship as shareholders of CyberFish, Trust Stamp Malta Limited entered into a Shareholders Agreement (the “Shareholders Agreement”) with (i) Berta Pappenheim and (ii) CyberFish. The Shareholders Agreement contains provisions governing, among other things, the governance and management of CyberFish, board composition and voting, shareholder consent matters, information and reporting rights, financing expectations, and transfer restrictions with respect to shares of CyberFish.

Also on March 9, 2026, Trust Stamp Malta Limited entered into a Consulting Agreement (the “Consulting Agreement”) with CyberFish. Under the Consulting Agreement, CyberFish agreed to provide consulting services relating to market development in the United Kingdom, including market entry and expansion strategy, business development, partnership identification, and related services. CyberFish designated Berta Pappenheim as key personnel to perform the services on its behalf. The Consulting Agreement contemplates that the services will be performed for an average of three (3) days per week over a rolling six-week period. In consideration for the services, Trust Stamp Malta Limited will pay CyberFish fees of £65,000 per year, payable in twelve equal monthly installments. Either party may terminate the Consulting Agreement upon 30 days’ prior written notice, and Trust Stamp Malta Limited may terminate the Consulting Agreement immediately upon certain events, including material breach, breach of confidentiality, certain legal or compliance impediments, or misconduct or gross negligence, in each case as provided in the Consulting Agreement. The Consulting Agreement includes customary confidentiality provisions and provides that intellectual property created pursuant to or in connection with the services will vest exclusively in Trust Stamp Malta Limited, subject to the terms of the Consulting Agreement.

The foregoing descriptions of the SPA, Shareholders Agreement, and Consulting Agreement are intended to be summaries, and are qualified by reference to the full text of these agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 12, 2026.

Acquisition of Lexverify Ltd.

On February 27, 2026 (the “Closing Date”), the Company completed the acquisition of one hundred percent (100%) of the issued and outstanding share capital of Lexverify Ltd., a private limited company incorporated in England and Wales (“Lexverify”) pursuant to a share purchase agreement dated February 27, 2026 (the “SPA”) by and among the Company and the shareholders of Lexverify (each, a “Seller” and collectively, the “Sellers”). While limited in size, the Company believes this acquisition provides new expertise in the training and use of large language models as well as providing an additional access point to the UK market for the Company.

The aggregate purchase price for the acquisition (the “Purchase Price”) is payable entirely in shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), with the number of shares determined based on the closing price of the Company’s Common Stock on Nasdaq on the Closing Date. The Purchase Price was structured in four tranches, consisting of: (i) an initial tranche equal to twenty-five percent (25%) of the Purchase Price (the “Completion Consideration”) to be issued on or within one business day following the Closing Date, and (ii) the remaining seventy-five percent (75%) of the Purchase Price (the “Deferred Consideration”) to be issued in three equal tranches on the dates that are 90, 180, and 270 days after the Closing Date, respectively, subject to the terms of the SPA. On the Closing Date, the Company issued shares of Common Stock to the Sellers in satisfaction of the Completion Consideration. As of the date of this prospectus, shares of Common Stock remain to be issued by the Company to the Sellers to satisfy the Deferred Consideration.

S-13

If the Company fails to timely issue any portion of the consideration when due under the SPA, the Company is required to pay interest on the overdue amount at a rate of four percent (4%) per annum above London Interbank Offered Rate (“LIBOR”).

Pursuant to the SPA, the Company may withhold issuance of Deferred Consideration in connection with a warranty claim asserted by the Company under the SPA and may set off amounts owed by any of the Sellers against such Seller’s Deferred Consideration, in each case subject to the terms and conditions set forth in the SPA.

If a change of control of the Company occurs prior to the issuance of 100% of the Deferred Consideration, then, subject to the terms of the SPA, the Company is required to issue the remaining Deferred Consideration to the Sellers prior to such change of control.

The SPA contains customary representations, warranties, covenants, confidentiality provisions, and limitations on liability. In addition, certain Sellers who were employees, officers, or directors of Lexverify as of the Closing Date agreed for a period of twelve (12) months following the Closing Date, subject to the terms of the SPA, not to compete with Lexverify’s business as conducted at Completion and not to solicit certain customers, clients, employees, or consultants of Lexverify.

Additionally, pursuant to the SPA, the Company agreed to approve the continuing employment of Lexverify’s employees on substantially similar compensation and benefit terms to comparable team members of the Company, including equity participation opportunities.

The foregoing description of the SPA is intended to be a summary, and is qualified by reference to the full text of the SPA, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2026.

S-14

Corporate Information

Our principal executive offices are located at 3017 Bolling Way NE, Floor 2, Atlanta, GA 30305, and our telephone number is (404) 806-9906. Our website address is www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

S-15

The Offering

Issuer	T Stamp Inc., a Delaware corporation

Securities Offered pursuant to this prospectus	Shares of our common stock having an aggregate offering price of up to $5,323,474

Common Stock outstanding immediately before this offering (as of October 8, 2026)	5,684,927 shares (1)

Common Stock outstanding immediately after this offering (assuming the sale of 1,570,346 shares of our Common Stock)	7,255,273 shares (1)

Manner of Offering	“At the market offering” as defined in Rule 415(a)(4) pursuant to which we may issue and sell shares of our common stock, from time to time through or to the Sales Agent, acting as our agent or principal, up to $5,323,474 worth of shares of our common stock (or 1,570,346 shares of our common stock in this offering at an assumed offering price of $3.39 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 8, 2026). See the section of this prospectus entitled “Plan of Distribution.”

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $5,113,770 after deducting offering costs associated with this offering. We intend to use the net proceeds from this offering for repayment of certain debt, general corporate purposes, which may include working capital, business and product development, potential acquisitions, and other business opportunities.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	IDAI

(1)	The number of shares of our Class A Common Stock outstanding immediately before this offering and to be outstanding after this offering is based on 5,684,927 shares of Class A Common Stock outstanding as of October 8, 2026, but excludes shares issuable pursuant the following outstanding instruments (calculated as of October 8, 2026)

●	Restricted Stock Units (“RSUs”) for 410,681 shares;

●	stock options (14,464 shares);

●	stock grants (40,933 shares)

●	warrants that may be exercised for up to 3,550,171 shares; and

●	shares of Common Stock to satisfy the remaining Deferred Consideration due to the stockholders of Lexverify (39,377 shares)

S-16

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement and discussed under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference, the accompanying prospectus and any free writing prospectuses before making an investment decision. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of Our Securities

The market price for our Class A Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our Class A Common Stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. First, as noted above, our Class A Common Stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our Class A Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Class A Common Stock regardless of our operating performance.

In addition to being highly volatile, our Class A Common Stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Class A Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our Class A Common Stock or other securities in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

S-17

In addition, if the market for tech stocks or the stock market in general experiences loss of investor confidence, the trading price of our Class A Common Stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Class A Common Stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

We may fail to comply with certain continued listing requirements on Nasdaq, which could result in our Class A Common Stock being delisted from Nasdaq.

The Company has previously received notifications from Nasdaq that it was not in compliance with Nasdaq’s continued listing rules, including, but not limited to, with respect to the minimum stockholders’ equity and closing bid price minimum requirements on Nasdaq. As of the date of this prospectus, the Company has regained compliance with the Nasdaq’s continued listing rules – however, there can be no assurance the Company will maintain compliance with the above or any other Nasdaq continued listing rule. In the event that our Class A Common Stock is delisted from Nasdaq, as a result of our failure to comply with either the stockholders’ equity requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and our Class A Common Stock is not eligible for listing on another exchange, trading in the shares of our Class A Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Class A Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Class A Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

S-18

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes. We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of Class A Common Stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value per share of our Class A Common Stock sold in this offering and may experience additional dilution of your investment in the future.

Since the price per share of Class A Common Stock being offered hereby is substantially higher than the net tangible book value per share of our Class A Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the shares of Class A Common Stock you purchase in this offering. Based on an offering price $3.39 per share of Class A Common Stock, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $2.6022 per share with respect to the net tangible book value of our Class A Common Stock as of June 30, 2026 on a pro forma basis. Furthermore, if other outstanding warrants of the Company are exercised, as applicable, you could experience further dilution. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants, notes and/or any additional shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Upon exercise of our outstanding warrants, it will be obligated to issue a substantial number of additional shares of common stock, which will dilute its present shareholders.

We are obligated to issue additional shares of our common stock in connection with any exercise of our outstanding warrants. As of October 8, 2026, there were warrants outstanding exercisable into an aggregate of 3,550,171 shares of our common stock. The exercise of warrants will cause us to issue additional shares of our common stock and will dilute the percentage ownership of its shareholders.

S-19

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent.

The shares of our Class A Common Stock offered under this prospectus may be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Substantial future sales of shares of our Class A Common Stock could cause the market price of our Class A Common Stock to decline.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Equity Distribution Agreement with Maxim or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We also expect that significant additional capital will be needed in the near future to continue our planned operations.

Sales of a substantial number of shares of our Class A Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Class A Common Stock. Additionally, we may finance strategic alliances and/or acquisitions by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our Class A Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Class A Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Class A Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our Class A Common Stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over Class A Common Stockholders, it may negatively impact the trading price of our shares of Class A Common Stock.

S-20

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the information incorporated by reference in this prospectus supplement, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies, expectations or business prospects, or the impact of legal, regulatory or supervisory matters on our business, results of operations, or financial condition. Specifically, forward-looking statements may include statements relating to our future business prospects, revenue, income, and financial condition.

Forward-looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions. Forward-looking statements reflect our judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Important factors could cause actual results to differ materially from our expectations include, but are not limited to:

•	adverse economic conditions;

•	general decreases in demand for our products and services;

•	changes in timing of introducing new products into the market;

•	intense competition (including entry of new competitors), including among competitors with substantially greater resources than us;

•	inadequate capital;

•	unexpected costs;

•	revenues and net income lower than anticipated;

•	litigation;

•	becoming delisted from Nasdaq;

•	the possible fluctuation and volatility of operating results and financial conditions;

•	the impact of legal, regulatory, or supervisory matters on our business, results of operations, or financial condition;

•	inability to carry out our marketing and sales plans; and

•	the loss of key employees and executives.

S-21

Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in this prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $5,323,474 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing.

As of the date of this prospectus supplement, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. Pursuant to the terms of the promissory note entered into with Streeterville Capital LLC described in the “Prospectus Summary – Recent Developments” section of this prospectus, we will make mandatory prepayments in an amount equal to the lesser of (a) fifty percent (50%) of the amount raised from the sale of our common stock, or (b) the outstanding balance due on the promissory note. We intend to use the remaining net proceeds of this offering for working capital, capital expenditures, business and product development, potential acquisitions, retirement of debt and other general corporate purposes. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

S-22

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per Share and net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our Class A Common Stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our Class A Common Stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2026, was approximately $565,784 or $0.1003 per share of Class A Common Stock.

The following table illustrates dilution as of June 30, 2026 on an as adjusted basis after giving effect to the assumed sale of 1,570,346 shares Class A Common Stock at an assumed price of $3.39 per share in this offering (which is the last reported sale price of our Class A Common Stock on Nasdaq on October 8, 2026); less the Sales Agent fees and estimated offering expenses payable by us our as adjusted net tangible book value as of June 30, 2026 would have been approximately $5.68 million, or $0.7878 per share.

This represents an immediate increase of $0.6875 in the as adjusted net tangible book value per share to existing stockholders and immediate dilution of $2.6022 in the as adjusted net tangible book value per share to new investors purchasing common stock in this offering. The following table illustrates this per share dilution to the new investors purchasing shares of our common stock in this offering:

Public offering price per share	$3.39
Net tangible book value per share as of June 30, 2026 (1)	$0.1003
As adjusted increase in net tangible book value per share attributable to new investors	$0.6875
As adjusted net tangible book value per share as of June 30, 2026 after giving effect the sale of the shares in this offering	$0.7878
Dilution per share to new investors	$2.6022

(1)	Based on 5,639,291 shares issued and outstanding as of June 30, 2026 and excludes the following as of June 30, 2026:

•	Restricted Stock Units (“RSUs”) for 411,876 shares of Class A Common Stock);

•	stock options (12,417 shares of Class A Common Stock issuable upon the exercise of stock options with exercise prices between $2.64 - $27.03 and all are vested as of June 30, 2026);

•	warrants that may be exercised for up to 3,812,752 shares of Class A Common Stock with exercise prices between $3.41 - $46.80 per share; and

•	stock grants (33,198 shares of Class A Common Stock).

S-23

PLAN OF DISTRIBUTION

We entered into the Equity Distribution Agreement with Maxim dated October 9, 2026 pursuant to which we may issue and sell shares of our common stock, from time to time through or to Maxim, acting as our agent or principal, of which up to $5,323,474 of shares of our common stock are covered by this prospectus. The sales of shares of our common stock, if any, under this prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell shares of our common stock under the Equity Distribution Agreement, we will provide the Sales Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of our common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, Maxim, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the Equity Distribution Agreement. We or the Sales Agent may suspend the offering of shares of our common stock pursuant to a placement notice upon notice.

Settlement for sales of shares of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon.

The Sales Agent will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross proceeds from the sale of shares of our common stock on our behalf pursuant to the Equity Distribution Agreement. Pursuant to the terms of the Equity Distribution Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Equity Distribution Agreement in an amount not to exceed $40,000 in the aggregate, in addition to up to $3,000 quarterly for the Sales Agent’s counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Equity Distribution Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

We estimate that the total expenses for this offering, excluding the fixed commission rate payable as compensation to the Sales Agent, will be approximately $210 thousand. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares of common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements. The Sales Agent is not required to sell any certain number of shares or dollar amount of our common stock, but the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, subject to the conditions set forth in the Equity Distribution Agreement.

In connection with the sale of shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agent will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, the Sales Agent will not engage in any transactions that stabilizes shares of our common stock.

The offering pursuant to the Equity Distribution Agreement may be terminated upon mutual termination by both Maxim and the Company upon the provision of fifteen (15) days written notice.

S-24

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

Electronic Distribution

This prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus electronically.

Indemnification

We have agreed to indemnify Maxim Group LLC against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Maxim Group LLC may be required to make in respect thereof.

Certain Relationships

Maxim and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, Maxim and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with Maxim for any further services.

Maxim and its affiliates has provided us with certain investment banking services in the ordinary course of their business, for which they received customary fees and commissions, as set forth below.

September 11, 2022 SPA

On September 11, 2022, we entered into a Securities Purchase Agreement (the “SPA”) with a certain institutional investor, pursuant to which we sold to the investor 65,000 shares of Class A Common Stock, par value $0.01 of the Company and warrants to purchase 130,000 shares of Class A Common Stock of the Company for a total purchase price of $1,511,250. Maxim acted as a placement agent in this transaction, and earned $90,675, representing 6% of the total purchase price under the SPA of $1,511,250. Maxim also received expense reimbursements of $35,000.

April 2023 Registered Direct Offering and Concurrent Private Placement

On April 14, 2023, we entered into a securities purchase agreement (the “SPA”) with a certain institutional investor, pursuant to which the Company sold and issued to the investor (i) in a registered direct offering, 37,559 shares of Class A Common Stock at a price of $49.50 per share, and pre-funded warrants to purchase up to 67,330 shares of Class A Common Stock, at a price of $49.485 per prefunded warrant, at an exercise price of $0.015 per share of Class A Common Stock, and (ii) in a concurrent private placement, common stock purchase warrants exercisable for an aggregate of up to 104,889 shares of Class A Common Stock, at an exercise price of $49.50 per share of Class A Common Stock. raising gross proceeds of approximately $5,191,989 before deducting placement agent fees and other offering expenses payable by the Company. The securities to be issued in the registered direct offering were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-271091) (the “Shelf Registration Statement”).

Maxim acted as the sole placement agent for us in connection with this offering, earning a cash commission equal to 7.0% of the gross proceeds generated from such sales, and expense reimbursements of up to $50,000.

June 2023 Registered Direct Offering and Concurrent Private Placement

On June 1, 2023, we entered into a securities purchase agreement (the “SPA”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to the investor (i) in a registered direct offering, 49,094 shares of Class A Common Stock at a price of $34.50 per share, and pre-funded warrants to purchase up to 36,220 shares of Class A Common Stock at $34.485 per share, at an exercise price of $0.015 per share of Class A Common Stock, and (ii) in a concurrent private placement, common stock purchase warrants exercisable for an aggregate of up to 85,314 shares of Class A Common Stock, at an exercise price of $34.50 per share of Class A Common Stock.

S-25

The securities to be issued in the registered direct offering were offered pursuant to the Company’s Shelf Registration Statement.

On June 5, 2023, the Company closed the registered direct offering and the private placement offering (collectively, the “Offering”), raising gross proceeds of $2,942,766.70 before deducting placement agent fees and other offering expenses payable by the Company.

Maxim acted as placement agent in connection with the Offering, and the Company agreed to pay Maxim a cash fee equal to 7.0% of the gross proceeds generated from such sales and to reimburse Maxim for certain of its expenses in an aggregate amount up to $50,000.

December 2023 Warrant Exercise Agreement

On December 20, 2023, T Stamp Inc., a Delaware corporation (the “Company”), entered into a warrant exercise agreement (the “WEA”) with a certain existing institutional investor, pursuant to which the institutional investor agreed to exercise certain warrants for cash in exchange for the Company agreeing to reduce the exercise price of all of certain of those warrants, as well as the Company issuing the institutional investor new unregistered warrants to purchase up to an aggregate of 240,000 shares of Class A Common Stock. The gross proceeds to the Company from the exercise was approximately $2.4 million, prior to deducting warrant inducement agent fees and estimated offering expenses.

Maxim  acted as the exclusive warrant inducement agent and financial advisor to the Company for the exercise. The Company agreed to pay Maxim an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the exercise.

April 2024 SPA

On April 1, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with a certain institutional investor. Pursuant to the terms of the SPA, the investor agreed, at the closing of the SPA and upon the terms and subject to the conditions set forth in the SPA, to purchase from the Company 33,333 shares of Class A Common Stock and pre-funded warrants to purchase 100,001 shares of Class A Common Stock of the for a total purchase price of $1,936,000.

Additionally, pursuant to the SPA, the Company agreed to issue to the investor a stock purchase warrant for the purchase of 133,334 shares of the Company’s Class A Common Stock, and a stock purchase warrant for the purchase of 106,667 shares of the Company’s Class A Common Stock. On April 3, 2024 the Closing of the SPA occurred.

Maxim was engaged by the Company to act as its placement agent in connection with the share and Warrant purchase under the SPA. The Company agreed to pay Maxim a cash fee equal to 7% of the gross proceeds received by the Company pursuant to the transactions outlined in the SPA, in addition to the reimbursement of certain expenses.

The Company paid Maxim $135,520, representing 7% of the total purchase price under the SPA of $1,936,000. Expense reimbursements to Maxim total $10,000 under the Company’s agreement with Maxim.

September 2024 Registered Direct Offering and Concurrent Private Placement

On September 3, 2024, the Company entered into a securities purchase agreement (the “SPA”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to the investor (i) in a registered direct offering Pre-Funded Warrants to purchase 95,494 shares of the Company’s Class A Common Stock, and (ii) in a concurrent private placement, common stock purchase warrants exercisable for an aggregate of up to 191,054 shares of Class A Common Stock, at an exercise price of $4.8345 per share of Class A Common Stock. The offering price per Pre-Funded Warrant is $4.8195.

The securities to be issued in the registered direct offering were offered pursuant to the Company’s Shelf Registration Statement. The Private Placement Warrants (and the shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

S-26

On September 3, 2024, the Company closed the registered direct offering and the private placement offering raising gross proceeds of approximately $2.0 million before deducting placement agent fees and other offering expenses payable by the Company.

Maxim was engaged as a placement agent in connection with these offerings. We agreed to pay Maxim a cash fee equal to 6.0% of the gross proceeds generated from such sales and to reimburse Maxim for certain of its expenses in an aggregate amount up to $45,000.

December 2024 Registered Direct Offering and Concurrent Private Placement

On December 5, 2024, the Company entered into a securities purchase agreement (the “December 2024 SPA”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to the investor (i) in a registered direct offering, (a) 139,000 shares of Class A Common Stock and (b) pre-funded warrants to purchase 231,370 shares of Class A Common Stock at an exercise price of $0.015 per share, and (ii) in a concurrent private placement, Series A warrants exercisable for up to 370,370 shares of Class A Common Stock and Series B warrants exercisable for up to 277,778 shares of Class A Common Stock, each at an exercise price of $8.10 per share of Class A Common Stock. The offering price per share of Class A Common Stock and accompanying warrants was $8.10, and the offering price per pre-funded warrant was $8.085. The securities issued in the registered direct offering were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-271091) and the warrants issued in the concurrent private placement (and the shares of Class A Common Stock issuable upon exercise thereof) were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. On December 6, 2024, the Company closed the registered direct offering and the concurrent private placement, raising gross proceeds of approximately $3.0 million before deducting placement agent fees and other offering expenses payable by the Company.

In connection with the offerings contemplated in the December 2024 SPA, the Company engaged Maxim as a placement agent, and agreed to pay Maxim a cash fee equal to 7.0% of the gross proceeds generated from such sales contemplated under the December 2024 SPA, and to reimburse Maxim for certain of its expenses in an aggregate amount up to $45,000.

January 2025 Registered Direct Offering and Concurrent Private Placement

On January 6, 2025, the Company entered into a securities purchase agreement (the “January 2025 SPA”) with a certain institutional investor, pursuant to which the Company agreed to issue and sell to the investor (i) in a registered direct offering, (a) 175,000 shares of Class A Common Stock and (b) pre-funded warrants to purchase 239,202 shares of Class A Common Stock at an exercise price of $0.001 per share, and (ii) in a concurrent private placement, Series A warrants exercisable for up to 414,202 shares of Class A Common Stock and Series B warrants exercisable for up to 207,101 shares of Class A Common Stock, each at an exercise price of $8.45 per share of Class A Common Stock. The offering price per share of Class A Common Stock and accompanying warrants was $8.45, and the offering price per pre-funded warrant was $8.449. The securities issued in the registered direct offering were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-271091), and the warrants issued in the concurrent private placement (and the shares of Class A Common Stock issuable upon exercise thereof) were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. On January 8, 2025, the Company closed the registered direct offering and the concurrent private placement, raising gross proceeds of approximately $3.5 million before deducting placement agent fees and other offering expenses payable by the Company.

In connection with the offerings contemplated in the January 2025 SPA, the Company engaged Maxim as a placement agent, and agreed to pay Maxim a cash fee equal to 7.0% of the gross proceeds generated from such sales contemplated under the January 2025 SPA, and to reimburse Maxim for certain of its expenses in an aggregate amount up to $45,000.

S-27

Equity Distribution Agreement and 2025 “At-The-Market” Offering

On February 25, 2025, the Company entered into an Equity Distribution Agreement (the “Agreement”), with Maxim pursuant to which the Company could offer and sell, from time to time, through Maxim, as sales agent or principal, shares of its Common Stock.

Subject to the terms and conditions of the Agreement, Maxim agreed to use commercially reasonable efforts to sell shares of the Company’s Common Stock from time to time based upon the Company’s instructions, including any minimum price, time or size limits specified by the Company. Under the Agreement, Maxim could sell shares by any method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act or any other method permitted by law, including in privately negotiated transactions. Maxim’s obligations to sell shares under the Agreement were subject to satisfaction of certain conditions, including customary closing conditions for transactions of this nature.

The Agreement will terminate upon the earlier of (i) the sale of all shares having an aggregate offering price of $6,196,000 pursuant to the Agreement, (ii) twelve (12) months from the date of the Agreement, (iii) mutual termination by both Maxim and the Company upon the provision of fifteen (15) days written notice, and (iv) termination of the Agreement as otherwise permitted therein.

The Company agreed to pay Maxim a commission of 3.0% of the aggregate gross proceeds from each sale of shares and has agreed to reimburse Maxim for certain specified expenses of up to $40,000, aggregate, in addition to up to $3,000 quarterly for the Maxim’s counsel’s fees and any incidental expenses to be reimbursed by us.

Sales of shares of Common Stock under the Agreement were made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-271091) which was declared effective April 12, 2023 and a related prospectus supplement which was filed with the SEC on February 25, 2025, which related to the offering of up to $6,196,000 worth of shares of the Company’s Common Stock from time to time.

October 2025 Warrant Exercise and Exchange Agreement

On October 31, 2025, the Company entered into a warrant exercise and exchange agreement (the “WEEA”) with a certain existing institutional investor, pursuant to which the investor agreed to (i) exercise for cash all of its outstanding warrants issued on September 3, 2024 and January 8, 2025, exercisable for an aggregate of 1,034,999 shares of common stock, in exchange for the Company reducing the exercise price of such warrants to $4.20 per share and issuing to the investor new unregistered warrants to purchase shares of common stock, and (ii) exchange all of its warrants issued on December 6, 2024, exercisable for 648,148 shares of common stock, for new unregistered warrants to purchase the same number of shares of common stock at an exercise price of $4.20 per share. The gross proceeds to the Company from the exercise were approximately $4.347 million, prior to deducting warrant inducement agent fees and estimated offering expenses.

Pursuant to an engagement agreement dated October 31, 2025, Maxim acted as the exclusive warrant solicitation agent and financial advisor to the Company in connection with the exercise. The Company agreed to pay Maxim an aggregate cash fee of $304,290, equal to 7.0% of the gross proceeds received by the Company from the exercise.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Colonial Stock Transfer Company, located at 7840 S 700 E, Sandy, UT 84070. Colonial Stock Transfer Company also serves as our Warrant Agent.

Listing

Our Class A Common Stock is traded on the Nasdaq Capital Market under the symbol “IDAI”

S-28

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by CrowdCheck Law, LLP. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel to the Sales Agent in this offering.

EXPERTS

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2025 and for the fiscal year then ended have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as set forth in its reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated herein by reference. The report of CBIZ CPAs P.C. includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2024 and for the fiscal year then ended have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in its reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated herein by reference. The report of Marcum LLP includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement or the accompanying prospectus.

S-29

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, which includes Risk Factors applicable to our Company;
•	our Quarterly Reports on Form 10-Q (and any amendments thereto on Form 10-Q/A) for the quarters ended March 31, 2026 filed on May 14, 2026, and June 30, 2026 filed on August 13, 2026.
•	our Current Reports on Form 8-K and/or 8-K/A, filed with the SEC on January 5, 2026, February 2, 2026, March 5, 2026, March 12, 2026, March 17, 2026, March 31, 2026, May 14, 2026, June 25, 2026, July 10, 2026, July 23, 2026, and August 13, 2026.
•	Description of our Class A Common Stock contained in our Registration Statement on Form S-3 filed with the SEC on April 24, 2026, including any amendment, supplement, or report filed for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act will also be deemed to be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

T Stamp Inc.

3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305

Attention: Corporate Secretary

(404) 806-9906

S-30

PROSPECTUS

$100,000,000

T Stamp Inc.

Class A Common Stock

Warrants

Units

We may offer and sell, from time to time in one or more offerings, up to an aggregate amount of $100,000,000 of our Class A Common Stock, warrants, and units, in any combination.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “IDAI.” On March 31, 2026 the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market was $2.39 per share.

As of March 31, 2026 the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $12.44 million based on 5,204,378 shares of Class A Common Stock held by non-affiliates on such date, and based on the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market on such date of $2.39 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A Common Stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A Common Stock held by non-affiliates is less than $75 million. During the prior 12 calendar month period ending and including, the date of this prospectus, we have sold $6,196,000 worth of securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 12 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.

To the extent required by applicable law, each time we sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to the “Company,” “T Stamp”, “Trust Stamp”, “we,” “us” and “our” refer to T Stamp Inc., a Delaware corporation, and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries develop and market identity authentication software for enterprise and government partners and peer-to-peer markets.

Trust Stamp primarily develops proprietary artificial intelligence-powered solutions, researching and leveraging machine learning artificial intelligence, including computer vision, cryptography, and data mining, to process and protect data and deliver insightful outputs that identify and defend against fraud, protect sensitive user information, facilitate automated processes, and extend the reach of digital services through global accessibility. We utilize the power and agility of technologies such as GPU processing, edge computing, neural networks, and large language models to process and protect data faster and more effectively than historically possible to deliver results at a disruptively low cost for usage across multiple industries.

Our team has substantial expertise in the creation and development of AI-enabled software products. We license our technology and expertise in numerous fields, with an increasing emphasis on addressing diverse markets through established partners who will integrate our technology into field-specific applications.

Over the last year, while maintaining our strong emphasis on identity authentication for financial services, the Company has undertaken a multi-pronged process to position itself better to leverage the growing opportunities offered by the expanded capabilities, use, and acceptance of AI technologies. This process has included:

•	Reducing the size of the non-production-focused executive and consulting teams to reduce overhead and releasing sales staff that did not meet their targets
•	Adding senior business development advisors in Ghana, Nigeria, Kenya and Malta primarily compensated based on revenue received
•	Developing joint ventures with proven industry partners with access to target markets
•	Increasing focus on the cryptocurrency market (especially Stablecoins) and developing products designed to meet specific needs and opportunities in that sector
•	Updating services offered via the Orchestration Layer platform in response to market feedback
•	Expanding our IP portfolio to strengthen our existing position related to presentation attack detection and tokenization and include implementations such as:
i.	Embedded ownership verification for cryptographic assets, a technology that we believe to have significant potential with the expansion in the ownership of crypto-assets including potential deregulation (or loosening or clarification of regulation) in the United States together with the global growth of stable coins including Central Government Digital Currencies.
ii.	StableKey (or “Stable IT2”) which is a revolutionary technology that generates a “key” directly from the biometric of the user which key has a mathematical correlation to all of the user’s passwords, PINS, and other “secrets” for every account and use case meaning that those secrets never need to be stored in their entirety.
•	Strengthening our international 3rd party cybersecurity and data handling certifications including NCSC Cyber Essentials Plus, certified by The IASME Consortium Ltd, SOC2 certification, and D-Seal approval (the world’s first certification that includes not just data and AI model security but also the ethical and responsible use of data).
•	Opening an office in Tokyo (with funding from the City of Tokyo and the Japanese government) to pursue opportunities in the APAC region.

1

•	Participating in the K-Startup Grand Challenge 2025, South Korea’s premier acceleration program for innovative foreign startups. Backed by the Ministry of SMEs and Startups, the program supports high-potential global technology companies in establishing a presence in South Korea and expanding across the broader Asia-Pacific region.
•	Establishing go-to-market partnerships in Nigeria and Ghana
•	Participation in the Trust Valley program in the Geneva region of Switzerland
•	Participation in the Founders Arena wealth management program

Markets

Trust Stamp has evaluated the market potential for its services across several verticals. (Note - none of the reports, articles, and/or data sources referenced below were commissioned by the Company, and none of them are incorporated by reference).

Data Security and Fraud

•	In 2024 alone, numerous large-scale cybersecurity incidents resulted in the exposure of billions of personal records worldwide, including the so-called “Mother of All Breaches” involving over 26 billion records aggregated from multiple prior breaches, a breach of National Public Data affecting approximately 2.9 billion records including Social Security numbers, and significant compromises at major organizations such as Dell (49 million customer records), Twilio (33 million phone numbers), and Roll20 (15 million accounts). The U.S. healthcare sector alone reported 14 breaches each affecting over one million individuals, impacting an estimated 238 million residents, while other notable incidents included data exfiltration from Kadokawa/Niconico in Japan, a 1.2-terabyte leak of Disney internal communications, and widespread mobile app exposures affecting over 1.7 billion users. These breaches underscore persistent systemic vulnerabilities across industries and geographies, with material legal, operational, and reputational risks.
•	In 2024, global losses from payment card fraud alone reached approximately $33.8 billion, according to the Nilson Report, surpassing the previous year’s figures and driven by escalating card-not-present and e-commerce fraud. In the broader digital payments sphere, including ACH, digital wallets, BNPL, and e-commerce, the Merchant Risk Council estimates merchants lose about 3.2 % of annual e-commerce revenue to fraud, while Juniper Research forecasts online payment fraud losses totaling $362 billion globally by 2028, encompassing all payment channels. Furthermore, McKinsey projects $400 billion in cumulative card fraud losses over the next ten years, with authorized push payment fraud growing at an 11 % CAGR through 2027. Taken together, these figures underscore a mounting global financial liability from payment fraud that is poised to climb steadily unless countered by effective prevention strategies.
•	In March 2026, we announced the completion of two strategic transactions intended to expand our capabilities in cybersecurity, risk, compliance, and related trust and security solutions. Effective February 26, 2026, we acquired 100% of the outstanding share capital of Lexverify Ltd, and effective March 9, 2026, we subscribed for a 50% ownership interest in Cyberfish CyberPsychology Solutions Ltd.

We believe these transactions strengthen our position in the data security and fraud market by adding complementary technologies and domain expertise. Lexverify brings experience in risk, compliance, and privacy-related solutions, including applications involving large language models, while Cyberfish contributes expertise in crisis simulation and business disruption scenario training. We believe the combination of these capabilities with our existing AI-powered trust, identity, and security solutions may create opportunities for product development, enhanced client offerings, and cross-selling across industries with significant security, compliance, and operational resilience needs.

Both Lexverify and Cyberfish participated in accelerator programs associated with the UK National Cyber Security Centre, and we believe these relationships reflect the relevance of their technologies to cybersecurity resilience. We also expect these transactions to enhance our leadership resources and support our broader strategic growth initiatives.

Financial and Societal Inclusion

•	According to the “Global Findex Database 2021,” published by the World Bank, 1.4 billion people were unbanked as of 2021.
•	131 million small and medium-sized enterprises in emerging markets lack access to finance, limiting their ability to grow and thrive (UNSGSA Financial Inclusion Webpage, Accessed March 2023).
•	The global market for Microfinance is estimated at $250.4 billion in the year 2024, and is projected to reach $506 billion by 2030 according to the 2025 report titled “Microfinance - Global Market Trajectory & Analytics” published by Global Industry Analysts, Inc. To accelerate our work in this market, the Company joined the Mastercard Lighthouse MASSIV program in Spring 2025 designed to empower sustainability and social impact through strategic partnerships aiming to assist participants to scale on a global level.
•	Trust Stamp’s biometric authentication, liveness detection, and information tokenization enable individuals to verify and establish their identities using data derived from biometrics. While individuals in this market lack traditional means of identity verification, Trust Stamp provides a means to authenticate identity that preserves an individual’s privacy and control over that identity.

2

Alternatives to Detention (“ATD”)

•	The ATD market includes Federal, State, and Municipal agencies for both criminal justice and immigration purposes. Trust Stamp addresses the ATD market with applications built on Trust Stamp’s privacy-preserving solutions allowing individuals to comply with ATD requirements using ethical and humane technology methodologies. Trust Stamp has developed innovative patented technologies for use in the ATD market encompassing biometrics, geolocation, and tokenization as well as a proprietary, tamper-resistant, battery-free “Tap-In-Band” that can complement or replace biometric check-in requirements and provide a lower-cost and more humane alternative to traditional “ankle bracelet” technology.
•	In December 2024, we announced a go-to-market agreement with a leading provider of software solutions to the U.S. Federal Government. Based on the priorities of the current administration and express funding provision in the 2026 appropriations bill, the Company and its partner are actively communicating with the government on opportunities to implement the Company’s technology for identified and funded needs but no substantive progress is anticipated until there is an approved appropriations bill for the Department of Homeland Security.

Stablecoins and other Cryptocurrencies

•	As of mid-2025, the total stablecoin market capitalization sits around $170 billion, with sources varying between $160B and $200B depending on which coins are included. Tether (USDT) still dominates the pack, with other major players like USDC, BUSD, and DAI following behind. Analysts project the market cap of stablecoins to double to around $300–400 billion by 2030, driven by incremental adoption in payments and DeFi. Predicting this growth, the Company invested in developing and patenting technologies that it believes to be important assets to participate in the stablecoin and other cryptocurrency markets, including a patent related to embedding identity data in the metadata of cryptographic tokens and the trademark “StableKey”. The Company anticipates cryptocurrencies playing a growing role in its customer base in parallel to, and in some cases involving, its traditional financial services customers.

The Company announced a biometrically secured proprietary non-custodial software wallet in December 2025 which will be able to function as both a wallet directly managing access credentials for digital assets and as a “wallet of wallets”. The wallet will be offered directly to end-users and financial institutions. At the end of December 2025, our R&D team delivered an Minimum Viable Product (“MVP”) of our Stablecoin-focused Wallet of Wallets (“WoWTM”) and we signed an LOI with a fellow Nasdaq company for a first deployment. During January 2026, our Director of Innovation relocated to Switzerland to participate in the Trust Valley program and identify opportunities in Switzerland for our StableKey technology and WoW. Final design of the WoW wallet awaits clarity regarding the in-flux legislation related to the ability of stablecoins to pay interest or similar returns. While our WoW product has not yet been taken to market, it offers advanced capabilities and utilizes proven proprietary technologies. Therefore, we believe that if we establish product-market fit, the economic potential could be substantial.

Healthcare Technology

We believe the healthcare sector represents a significant opportunity for the application of our identity authentication and privacy protection technologies. Healthcare providers, pharmacies, and related service organizations increasingly require secure, privacy-conscious methods to verify identity, protect sensitive personal information, and support digital workflows across patient onboarding, records access, and service delivery.

We have for several years recognized the potential of our technology in healthcare-related use cases, and during 2025 we advanced these efforts from exploration toward commercial implementation. We currently have a revenue generating commercial implementation with a Malta-based company that also operates in Dubai. In addition, we are in advanced negotiations to deploy our technology for an international pharmacy and primary care group in the European Union and MENA region and are in discussions with a well established EU hospital group regarding a tele-medicine partnership in Africa.

We believe our capabilities are well suited to healthcare environments, where organizations must balance security, regulatory compliance, user accessibility, and protection of highly sensitive data. Our technology may help healthcare-sector customers enhance trust in digital interactions while reducing the need to expose or retain unnecessary personal information. While our healthcare initiatives are still developing, we believe this sector may become an increasingly important component of our commercial growth strategy.

3

Other Markets

The Company is developing products and working with partners and industry organizations in other sectors that offer significant market opportunities for our existing and pipeline IP. We anticipate licensing our technology in numerous fields, typically through established partners who will integrate our technology into field-specific applications.

Africa

The African Continental Free Trade Area (AfCFTA) is a landmark agreement that binds 54 African nations and an estimated 1.47 billion people into the world’s largest free trade area. AfCFTA has significant economic potential for Africa, as it aims to create a single market for goods and services across 55 countries, representing over 1.3 billion people with a combined GDP of approximately $3.4 trillion. By reducing trade barriers, the agreement could contribute an additional $450 billion to Africa’s GDP by 2035, lifting 30 million people out of extreme poverty and increasing the incomes of 68 million people, according to the World Bank. Over the next decade, Africa’s share of the world population is projected to reach 21%, up from 13% in 2000. More than 50% of young people entering the workforce will be in sub-Saharan Africa. By 2050, the region’s working-age population will still be rising while it is falling virtually everywhere else, and Africa will be home to an estimated 2.5 billion people, or 25% of all humanity.

Globally, 850 million people did not have identity documents in 2023, with 542 million pe in Africa. Of that 542 million, 95 million are children who have never had their birth recorded, and 120 million are children without a birth certificate. The single initiative of implementing universal tokenized identity in African countries has the potential to significantly boost the implementing countries’ economies. According to the United Nations Economic Commission for Africa (UNECA), countries adopting digital ID programs could unlock economic value equivalent to 3% and 13% of their GDP by 2030.

A transition to digital records for births, marriages, deaths, and electronic identity documents represents a transformative opportunity for developing nations and builds a foundation for economic growth. Establishing a robust digital infrastructure for vital records enhances administrative efficiency, fosters inclusive development, strengthens governance, and unlocks economic potential. Yet, developing African countries are often unable or unwilling to fund the initial capital expenditure required to make the transition.

Trust Stamp participated in financial inclusion projects in Africa for a number of years through Mastercard’s previous implementation of our technology and we established a regional R&D center in Rwanda in 2021 to focus on ensuring equity in the development and implementation of biometric technology in Africa. In 2023 we started direct outreach to African countries and we are in serious and extended dialogue with four countries as well as our work with Africa’s largest provider of mobile telecommunications services.

With the assistance of the Mastercard Lighthouse MASSIV program, we intend to build upon this work to maximize the opportunities to meet the critical need for secure identity programs for both governments and NGOs and have established go-to-market focused agreements with partners in Nigeria and Ghana.

Our multi-year investment in the African market has progressed from market cultivation to revenue generation. In January 2026, we received our first purchase order for the use of our Irreversibly Transformed Identity Token (“IT2”) from an African telecommunications company situated across a dozen African and Middle Eastern markets and serving hundreds of millions of subscribers. The initial purchase order is for the IT2 in a specific market but based upon our customer’s communications, we anticipate both the geographic scope and product range expanding in 2026. We are also in discussion with another major telecoms provider in Africa for similar services and are making progress towards an agreement. Based on these two engagements and market discovery, we will be actively pursuing similar telecoms opportunities in other African countries and elsewhere.

In parallel, our first African nation-state project continues to progress albeit at a slower pace than we would hope. We anticipate announcing specific revenue commitments in the third quarter of 2026.

During January 2026, at their request, we worked with the office of the Vice President of Nigeria and various federal and local government ministries to arrange for a Trust Stamp team to visit Nigeria for two weeks during February 2026 to identify areas of government operations where our technology can be implemented. We believe the visit was very successful in building potential partnerships at a Federal and Regional level in Nigeria, and significant PR regarding this potential was generated by the Nigerian government and published online. Individual project discussions are now ongoing between our Company and the various federal and local government ministries that we met with on this trip.

United Kingdom

With our growing team in the UK, we have started to identify banking sector opportunities there and will be pursuing those opportunities going forward. We are also engaging with the fast accelerating UK age-verification market that is (largely unsuccessfully) seeking to comply with new government mandates. To this end, on March 9, 2026, the Company (through its wholly-owned subsidiary, Trust Stamp Malta Limited) agreed to subscribe for fifty percent (50%) of the authorized share capital of CyberFish CyberPsychology Solutions Ltd, a private company incorporated in England and Wales that is a graduate of the UK National Cybersecurity Center’s startup program (“CyberFish”). On the same date, the Company (through Trust Stamp Malta Limited) entered into a Consulting Agreement with CyberFish. Under the Consulting Agreement, CyberFish agreed to provide consulting services relating to market development in the United Kingdom, including market entry and expansion strategy, business development, partnership identification, and related services.

4

Principal Products and Services

We adhere to the best practices outlined in the National Institute of Standards and Technology (“NIST”) and International Organization for Standardization (“ISO”) frameworks, and our policies and procedures in managing personally identifiable information (“PII”) comply with General Data Protection Regulation (“GDPR”) requirements wherever such requirements are applicable.

The IT2 replaces biometric templates and scans with meaningless numbers, letters, and symbols to remove sensitive data from the reach of criminals using a proprietary process by which a deep neural network irreversibly converts biometric and other identifying data, from any source, into the secure tokenized identity. This IT2 is unique to the user, is different every time it is generated from a live subject, and cannot be reverse-engineered and rebuilt into the user’s face or other original identity data.

Each token can be stored and compared to all other tokens from the same modality, allowing the Company’s AI-powered analytics to predict if a single subject has generated two or more tokens, even if the subject has passed conventional KYC with, e.g., falsified identity documents. Using this technology, an IT2 can be employed for re-authentication purposes, including account recovery, password-less login, new account creation, and more, across the organization or even within a consortium of organizations, all in a low-cost and low-friction delivery that is fast and secure.

Our technology is being used for enhanced due diligence, KYC/AML compliance, synthetic identity fraud reduction and “second chance” approval for customer onboarding and account access, together with the delivery of humanitarian and development services. The solution allows organizations to approve more users, keep bad actors from accessing systems and services, and retain existing users with a superior user experience.

5

Our hashing and matching technology can maximize the effectiveness of all types of identity data while rendering it safer to use, store, and share. Whatever the source of identity data, it can be stored and compared as an IT2. See the chart below for examples.

The Lexverify acquisition immediately added capability for LLM-powered compliance monitoring of communications and documents, and the Cyberfish investment provides us with risk-scenario products that we regard as having significant and immediate potential for our existing customer base and others. Together, the two transactions provide us with the expertise to build unique scenarios to train LLM, together with other LLM based products that will be announced during 2026.

Products Under Development

We have continued rapid investment in the development of technologies to rebut the growing dangers of AI-powered attacks. We are currently in production-testing of new tools to combat both Injection and Generative Adversarial Network Attacks and we plan to submit our newest innovations for third-party certification in Q2 2026. We believe that this sustained investment in intellectual property differentiates us from many larger competitors that are farming legacy technology

Distribution

Through licensing we allow customers to utilize our technology in a wide variety of applications. Uses can include (e.g.):

•	The provision of services and hashing to enterprises, NGOs, and government, to overlay on third-party biometric and identity data.
•	Hash licensing, translation, and certification services for biometric vendors.
•	Management of zero-knowledge-proof services, whether as a tributary between Identity Lakes or operating consortium lakes.
•	Tokenized identity creation for large scale deployments, such as humanitarian and government identity programs.

6

Licensing Agreements

License agreements are typically a hosted offering, on-premise solution, or both pursuant to which the customer pays for the initial product development plus a license fee for the use of Trust Stamp’s technologies on a periodic and/or volume-based basis. In addition to consuming and paying for Trust Stamp’s services for their own use, some key customers also serve as channel partners by offering Trust Stamp products to their own customer base, whether as stand-alone products, or integrated into their own services as upgraded product offerings.

SaaS Agreements

Software-as-a-Service (“SaaS”) agreements are typically serviced through the Company’s Orchestration Layer platform, which is being utilized in new global identity authentication system with Fidelity Information Services, LLC (“FIS”). The platform includes our proprietary tokenization technology and is designed to provide easy integration with and access to, Trust Stamp’s products, chargeable on a per-use basis. The Orchestration Layer facilitates no-code and low-code implementations, making adoption faster and even more cost-effective for a broader range of potential customers. It is expected to accelerate the Company’s evolution, from being exclusively a custom solutions provider, to also offering a modular and highly scalable SaaS model with low-code implementation.

Competition

We can potentially work with any identity data from any source, potentially breaking vendor and modality lock-in, but our primary market target is the biometric service industry, which is growing exponentially while being threatened by a consumer, media, and legislative backlash against storing biometric data. The IT2 can potentially be overlaid on any biometric or other identity data provider.

In general, we compete for customer budgets with any company in the identity authentication industry. Major competitors in this space include companies such as NEXT Biometrics, IDEMIA, Synaptics, Cognitec, Innovatrics, Suprema, FaceTec, Rank One Computing, Acuant, Jumio, Onfido, Ping, and Mitek. However, we believe that, due to the uniqueness of our technology solution, the Company does not currently have any direct competitors for the core IT2 solutions upon which the growth in our business plan is focused.

We believe that given sufficient time and resources, we can augment any biometric modalities including face, hand, iris, voice, gait, and behavior, together with any other identifying data which places us in a unique position versus providers of biometric services.

We are unaware of any other provider being able to offer or support a proliferation of tokenized authentication modalities in this fashion, and therefore we believe there are no other companies that directly compete with us in this space. If our go-to-market strategy is successful, biometric service providers can be channel distributors, and not necessarily competitors.

Growth Strategy

Our strategy is to:

•	Expand the scope and range of services that we provide to and through our existing clients.
•	Continue to add significant new clients for our current and future services.
•	Offer our services via channel partners with substantial distribution networks.
•	Offer our technology on a “low code” basis, providing access via an orchestration layer and/or open-APIs to enable implementation by a broader range of clients.
•	The addition of alternate authentication tools including non-facial-biometric options and non-biometric-knowledge and device-based tools facilitating two and multi-factor authentication.
•	Offer our IT2 technology for use by other biometric and data services providers to protect and extend the usability of their data.
•	Provide ready-to-use / customizable platforms that leverage our IT2 technology in specialized markets.

Human Capital

Given the geographic diversity of its team, and to facilitate cost-effective administration, Trust Stamp secures the services of its permanent team members through a variety of administrative structures that include wholly owned subsidiaries, professional employer organizations, and consulting contracts. Over 2024 and 2025, our team size was rationalized to maximize the impact of investable dollars. As of December 31, 2025, the Company had 4 full-time and 1 part-time team members that work out of the United States, 24 full-time members that work out of Malta, 13 full-time team members in Poland and Central Europe, 2 full-time and 1 part-time team members in the United Kingdom, 14 full-time team members and 1 part-time team members working in the Philippines, 12 full-time team members working in Rwanda, 2 full-time team members in Denmark, and 1 full-time team member working in India. In addition, our permanent team is augmented by long-term contractors and as needed by contract development and other staff on a short-term basis.

7

Outsourcing

We design and develop our own products. We use an outsourcing company, 10Clouds, for additional development staff as needed. 10Clouds is considered a related party. 10Clouds is considered a related party due to being the Company’s third party contractor for software development and investor in the Company. In addition, we also utilize SourceFit, a company in the Philippines, for PEO services, representing approximately 3% of our operating expenses during the year ended December 31, 2025. Amazon Web Services provides cloud hosting and processing services, representing approximately 10% of our operating expenses during the year ended December 31, 2025.

Key Customers

The Company’s initial business consisted of developing proprietary privacy-first identity solutions and implementing them through custom applications built and maintained for a few key customers. In the fourth quarter of 2022, the Company added to its product offerings a modular SaaS model intended for low-code or no-code implementation (“the Orchestration Layer”). The Orchestration Layer has been successful in attracting interested customers with over one hundred (100) financial institutions onboarded as of the date of this prospectus, but those institutions have been slow to go into full production which has impacted revenue expectations. An analysis of the slow adoption revealed that many of the institutions would need some level of customization, and in the fourth quarter of 2024 and the first quarter of 2025, the Company invested in the modification of the modules to meet the broader range of needs and preferences identified by the enrolled institutions. The Company is now seeing a growth in transaction volumes and is focused on maintaining and accelerating that growth.

Historically, the Company generated most of its income through two long-term partnerships, comprising a relationship with an S&P 500 bank and a relationship with Mastercard International (“Mastercard”) with the Mastercard partnership diminishing in significance over and post 2024 as Mastercard’s market focus changed.

Effective July 1, 2025, the Company’s agreement with the S&P 500 bank was extended to May 31, 2031, subject to either party having the right to terminate for cause and a right for the customer to cancel for convenience on giving 6 months’ notice.

Under the terms of the extension, the Company receives a guaranteed minimum income stream for services, together with hosting and other fees and reimbursement of expenses incurred, which are subject to agreed markups of 10% or 20%. Minimum billing for services in the 1st year of the renewal is set at $154,000 per month with annual CPI-related increases. Under the arrangement, total minimum monthly billings will exceed $215,000 per month, subject also to CPI-related increases. The difference between both figures is the inclusion of third-party vendor fees billed to the customer. Based on the strength of the relationship and current and anticipated service needs, the Company anticipates actual billings exceeding contractual minimums.

In March 2019, the Company entered into a technology services agreement with Mastercard International (the “TSA”). Under the TSA, IT2 technology was being implemented by Mastercard for Humanitarian & Development purposes as an element of its Community Pass and Inclusive Identity offerings in developing economies. Based on a changing market focus by Mastercard, effective December 31, 2024, the limited exclusivity for development-related purposes granted to Mastercard expired and the software schedule and associated services terminated on February 6, 2026. The expiry permitted the Company to commence working directly with governments in developing countries and also engage with international NGO that had previously worked with Mastercard.

In 2022, the Company expanded its key customer base to include an investment from and a relationship with FIS, a relationship-focused upon the implementation of our Orchestration Layer in FIS’ Global KYC product offering.

The Orchestration Layer is a low-code platform that is designed to be a one-stop shop for Trust Stamp services and provides easy integration to our products; chargeable on a per-use basis. The Orchestration Layer utilizes the Company’s next-generation identity package, offering rapid deployment across devices and platforms, with custom workflows that seamlessly orchestrate trust across the identity lifecycle for a consistent user experience in processes for onboarding and KYC/AML, multi-factor authentication, account recovery, fraud prevention, compliance, and more. The Orchestration Layer facilitates no-code and low-code implementations of the Company’s technology making adoption and updating faster and cost-effective for a broader range of potential customers.

As of December 31, 2025, 97 financial institutions, representing over $350 billion in aggregate assets, had been onboarded through FIS. As of the same date, 110 customers (including both FIS and non-FIS customers) had been onboarded to the Orchestration Layer, including those that have fully implemented the platform and those currently undergoing implementation.

The first (non-FIS) client onboarded to the Orchestration Layer in the third quarter of 2022 has generated $576 thousand of revenue for the Company to date, including $151 thousand during the year ended December 31, 2025.

Overall Orchestration Layer transaction volumes increased by approximately 20% over 2025 with a circa 200% increase in FIS-related transactions, but the rate of implementation and transaction volumes are far lower than we consider satisfactory and the channel structure in place does not provide us with adequate opportunities to work with the individual institutions and accelerate implementation. To address this we have budgeted for additional sales support staff and for participation in industry events where we can directly engage with the enrolled institutions. We will be carefully monitoring and reporting on progress throughout 2026.

8

On February 20, 2025, the Company executed a Master Technology Service Agreement (“MTSA”) (effective January 1, 2025) with QID Technologies LLC (“QID”) to provide technical services as agreed from time to time and documented by statements of work. The MTSA provided for an initial minimum payment of $100,000 per calendar month, with the budgeted payment thereafter not to exceed $300,000 per month without mutual agreement. The MTSA will remain in effect for one year and will be renewed automatically for successive one-year periods, until it is terminated. Either Party may terminate for convenience by giving notice of non-renewal no less than 90 days’ before the expiry of each one-year term. The Company owns a 10% equity interest in QID but is not involved in its management. Reaching the maximum monthly revenue of $300,000 would require QID ramping up its customer-facing activities, a process that is not controlled by the Company. QID is currently a finalist in an RFP for a major project that would utilize our technology, but at this time, the ramp-up process has taken longer than anticipated, and despite assurances by QID’s majority owner as to their ongoing commitment to the enterprise, there is no certainty as to the speed at which the services will be delivered and consequently the billing levels in a given month.

Recent Developments

Resignation of Board Director and Appointment of New Board Director

On March 6, 2026, the Board of Directors accepted the resignation of Andrew Scott Francis as a Director of the Company to allow him to have a greater focus on serving as the newly appointed CEO of the Company’s African operations. This was documented as part of a unanimous written consent by the Board of Directors, including Mr. Francis. Mr. Francis will continue to serve in his position as Chief Technology Officer of the Company, as well as continue to attend meetings of the Board of Directors in a non-voting, ex officio advisor capacity.

Concurrently, on March 6, 2026, the Board of Directors of the Company, after receiving a recommendation from the Nomination and Corporate Governance Committee, elected David Curmi to the Company’s Board of Directors as a “Class III” member. Mr. Curmi will also serve as a member of the Compensation Committee of the Board of Directors.

The Company offered a Letter of Appointment to Mr. Curmi that was executed on March 21, 2026. The foregoing description of the Letter of Appointment is intended to be a summary, and is qualified by reference to the full text of the Letter of Appointment filed as an exhibit to the registration statement of which this prospectus forms a part.

CyberFish CyberPsychology Solutions Ltd Share Purchase Agreement, Shareholders Agreement, and Consulting Agreement

On March 9, 2026, Trust Stamp Malta Limited, a wholly-owned subsidiary of the Company, entered into a Share Purchase Agreement (the “SPA”) with CyberFish CyberPsychology Solutions Ltd, a private company incorporated in England and Wales (“CyberFish”). Pursuant to the SPA, Trust Stamp Malta Limited agreed to subscribe to fifty percent (50%) of the authorized share capital of CyberFish in exchange for £190,000 (the “Total Consideration”), consisting of (i) a cash payment of €30,000 payable to Malta Enterprise on behalf of CyberFish and (ii) a cash payment of £30,000 payable to CyberFish (together, the “Cash Consideration”) and (iii) non-cash consideration with an agreed value equal to the remaining balance of the Total Consideration following deduction of the Cash Consideration, comprising the provision of software development, engineering, and related technical services by Trust Stamp Malta Limited and/or other Company group entities. Malta Enterprise is a Maltese national development agency that previously provided CyberFish a start-up loan, which is partly being repaid as part of this transaction.

On March 9, 2026, the SPA closed, and Trust Stamp Malta Limited acquired 50% of CyberFish in exchange for the consideration described above. The non-cash consideration became effective as of the closing date and was not a condition to the closing of the SPA.

Berta Pappenheim, a member of the Company’s Board of Directors, is the CEO, co-founder, and a director of CyberFish – and prior to the closing of the SPA, she owned 100% of CyberFish. Ms. Pappenheim is no longer regarded as an independent director of the Company.

Also on the March 9, 2026, in connection with the closing of the SPA, and to govern the parties’ ongoing relationship as shareholders of CyberFish, Trust Stamp Malta Limited entered into a Shareholders Agreement (the “Shareholders Agreement”) with (i) Berta Pappenheim and (ii) CyberFish. The Shareholders Agreement contains provisions governing, among other things, the governance and management of CyberFish, board composition and voting, shareholder consent matters, information and reporting rights, financing expectations, and transfer restrictions with respect to shares of CyberFish.

Also on March 9, 2026, Trust Stamp Malta Limited entered into a Consulting Agreement (the “Consulting Agreement”) with CyberFish. Under the Consulting Agreement, CyberFish agreed to provide consulting services relating to market development in the United Kingdom, including market entry and expansion strategy, business development, partnership identification, and related services. CyberFish designated Berta Pappenheim as key personnel to perform the services on its behalf. The Consulting Agreement contemplates that the services will be performed for an average of three (3) days per week over a rolling six-week period. In consideration for the services, Trust Stamp Malta Limited will pay CyberFish fees of £65,000 per year, payable in twelve equal monthly installments. Either party may terminate the Consulting Agreement upon 30 days’ prior written notice, and Trust Stamp Malta Limited may terminate the Consulting Agreement immediately upon certain events, including material breach, breach of confidentiality, certain legal or compliance impediments, or misconduct or gross negligence, in each case as provided in the Consulting Agreement. The Consulting Agreement includes customary confidentiality provisions and provides that intellectual property created pursuant to or in connection with the services will vest exclusively in Trust Stamp Malta Limited, subject to the terms of the Consulting Agreement.

9

The foregoing descriptions of the SPA, Shareholders Agreement, and Consulting Agreement are intended to be summaries, and are qualified by reference to the full text of these agreements filed as exhibits to the registration statement of which this prospectus forms a part.

Acquisition of Lexverify Ltd.

On February 27, 2026 (the “Closing Date”), the Company completed the acquisition of one hundred percent (100%) of the issued and outstanding share capital of Lexverify Ltd., a private limited company incorporated in England and Wales (“Lexverify”) pursuant to a share purchase agreement dated February 27, 2026 (the “SPA”) by and among the Company and the shareholders of Lexverify (each, a “Seller” and collectively, the “Sellers”). While limited in size, the Company believes this acquisition provides new expertise in the training and use of large language models as well as providing an additional access point to the UK market for the Company.

The aggregate purchase price for the acquisition (the “Purchase Price”) is payable entirely in shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), with the number of shares determined based on the closing price of the Company’s Common Stock on Nasdaq on the Closing Date. The Purchase Price was structured in four tranches, consisting of: (i) an initial tranche equal to twenty-five percent (25%) of the Purchase Price (the “Completion Consideration”) to be issued on or within one business day following the Closing Date, and (ii) the remaining seventy-five percent (75%) of the Purchase Price (the “Deferred Consideration”) to be issued in three equal tranches on the dates that are 90, 180, and 270 days after the Closing Date, respectively, subject to the terms of the SPA. On the Closing Date, the Company issued shares of Common Stock to the Sellers in satisfaction of the Completion Consideration. As of the date of this prospectus, shares of Common Stock remain to be issued by the Company to the Sellers to satisfy the Deferred Consideration.

If the Company fails to timely issue any portion of the consideration when due under the SPA, the Company is required to pay interest on the overdue amount at a rate of four percent (4%) per annum above London Interbank Offered Rate (“LIBOR”).

Pursuant to the SPA, the Company may withhold issuance of Deferred Consideration in connection with a warranty claim asserted by the Company under the SPA and may set off amounts owed by any of the Sellers against such Seller’s Deferred Consideration, in each case subject to the terms and conditions set forth in the SPA.

If a change of control of the Company occurs prior to the issuance of 100% of the Deferred Consideration, then, subject to the terms of the SPA, the Company is required to issue the remaining Deferred Consideration to the Sellers prior to such change of control.

The SPA contains customary representations, warranties, covenants, confidentiality provisions, and limitations on liability. In addition, certain Sellers who were employees, officers, or directors of Lexverify as of the Closing Date agreed for a period of twelve (12) months following the Closing Date, subject to the terms of the SPA, not to compete with Lexverify’s business as conducted at Completion and not to solicit certain customers, clients, employees, or consultants of Lexverify.

Additionally, pursuant to the SPA, the Company agreed to approve the continuing employment of Lexverify’s employees on substantially similar compensation and benefit terms to comparable team members of the Company, including equity participation opportunities.

The foregoing description of the SPA is intended to be a summary, and is qualified by reference to the full text of the SPA, filed as an exhibit to the registration statement of which this prospectus forms a part.

Corporate Information

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries (“Trust Stamp”, “we”, or the “Company”). Our principal executive offices are located at 3017 Bolling Way NE, Floor 2, Atlanta, GA 30305, and our telephone number is (404) 806-9906. Our website address is www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

10

The Offering

Issuer	T Stamp Inc., a Delaware corporation

Securities Offered	We may offer up to $100,000,000 of:

●	Class A Common Stock;
●	Warrants; and
●	Units (comprised of any combination Class A Common Stock and Warrants).

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Use of Proceeds	We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities, unless otherwise indicated in the applicable prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	IDAI

11

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies, expectations or business prospects, or the impact of legal, regulatory or supervisory matters on our business, results of operations, or financial condition. Specifically, forward-looking statements may include statements relating to our future business prospects, revenue, income, and financial condition.

Forward-looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions. Forward-looking statements reflect our judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Important factors could cause actual results to differ materially from our expectations include, but are not limited to:

•	adverse economic conditions;

•	general decreases in demand for our products and services;

•	changes in timing of introducing new products into the market;

•	intense competition (including entry of new competitors), including among competitors with substantially greater resources than us;

•	inadequate capital;

•	unexpected costs;

•	revenues and net income lower than anticipated;

•	litigation;

•	becoming delisted from Nasdaq;

•	the possible fluctuation and volatility of operating results and financial conditions;

•	the impact of legal, regulatory, or supervisory matters on our business, results of operations, or financial condition;

•	inability to carry out our marketing and sales plans; and

•	the loss of key employees and executives.

12

Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from our sale of securities offered by this prospectus for general corporate purposes, which includes working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. The specific allocations of the proceeds we receive from our sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of the Company consists of Common Stock, par value $0.01 per share. The total number of authorized shares of Common Stock of Trust Stamp is 50,000,000, all of which are designated as Class A Common Stock.

The following summary description of our capital stock is based on the provisions of our Third Amended & Restated Certificate of Incorporation, as amended, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and qualified in its entirety by reference to our Third Amended & Restated Certificate of Incorporation, as amended (our “A&R Certificate of Incorporation”) and our amended and restated bylaws (our “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the DGCL. You should read our A&R Certificate of Incorporation our Bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described below and for other provisions that may be important to you. For information on how to obtain copies of our A&R Certificate of Incorporation and our Bylaws, see “Where You Can Find Additional Information.”

13

Common Stock

Pursuant to the Company’s A&R Certificate of Incorporation, the Board of Directors of the Company has the right to designate shares of the Company’s Common Stock as either Class A or Class B Common Stock. As of the date of this prospectus, all shares of Common Stock of the Company have been designated as Class A Common Stock, and there are no issued (or designated) shares of Class B Common Stock. The rights and preferences of each of the Class A and Class B classes of Common Stock are summarized below.

Class A Common Stock

Voting Rights

Holders of shares of Class A Common Stock are entitled to one vote for each on all matters submitted to a vote of the shareholders, including the election of directors.

Dividend Rights

Holders of Class A Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in our A&R Certificate of Incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Class A Common Stock are entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of the Company.

Exchange Rights

A holder of shares of Class A Common Stock shares that is a bank, savings association, or a holding company (or an affiliate thereof) may at any time choose to exchange all or any portion of shares of Class A Common Stock it holds for shares of Class B Common Stock. In the event of such an election, each Class A share for which the holder makes such election shall be exchanged for a Class B share on a one-for-one basis without the payment of any additional consideration. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the Shares of Class A Common Stock for which it made such election, and such shares of Class A Common Stock shall be cancelled.

Transfer Rights

There are no restrictions on transfer for shares of Class A Common Stock of the Company.

Class B Common Stock

The rights and preferences of the Company’s Class B Common Stock are identical to those of the Class A Common Stock of the Company, except for as described below.

14

Voting Rights

Holders of shares of Class B Common Stock have no voting rights with respect to such shares; provided that the holders of Class B Common Stock shall be entitled to vote (one vote for each Class B share held) to the same extent that the holders of Shares of Class A Common Stock would be entitled to vote on matters as to which non-voting equity interests are permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) (or a successor provision thereto).

Transfer Rights

In the event a holder of shares of Class B Common Stock transfers all or any portion of his or her shares of Class B Common Stock to a “Permitted Transferee” (as defined below), such Permitted Transferee will be entitled to elect to exchange all or any portion of such Shares of Class B Common Stock for Shares of Class A Common Stock on a one-for-one basis without the payment of any additional consideration. No fractional shares may be so exchanged. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the Shares of Class B Common Stock for which it made such election, and such Shares of Class B Common Stock shall be cancelled. A “Permitted Transferee” is a person or entity who acquires Shares of Class B Common Stock from a bank, savings association, or a holding company (or an affiliate thereof) in any of the following transfers:

(i)	A widespread public distribution;
(ii)	A private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities of the Company
(iii)	An assignment to a single party (e.g. a broker or investment banker) for the purpose of conducting widespread public distribution on behalf of a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees); or
(iv)	To a party who would control more than 50% of the voting securities of the Company without giving effect to the Shares of Class B Common Stock transferred by a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees).

15

Warrants

The Company has various warrants outstanding that are exercisable for shares of its Class A Common Stock. See (i) the Company’s Registration Statement on Form S-1/A filed with the SEC on January 31, 2025; (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026; (iii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 15, 2025; (iv) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 14, 2025; and (v) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 14, 2025 for further details on the outstanding warrants of the Company.

16

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our A&R Certificate of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Common Stock, and our Board of Directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholder Action to Call a Special Meeting

Our Bylaws provide that special meetings of the stockholders may be called only by our Board of Directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Our A&R Certificate of Incorporation authorizes our Board of Directors to fill vacancies or newly created directorships.

If there is a vacancy on our Board of Directors, the majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. This may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect their own slate of directors or otherwise attempt to obtain control of our Company.

Classified Board of Directors

The A&R Certificate of Incorporation provides for a classified board of directors of the Company, with the board divided into three classes. Class I will hold office for a term expiring at the 2026 annual meeting of stockholders; Class II will hold office for a term expiring at the 2027 annual meeting of stockholders; and Class III will hold office initially for a term expiring at the 2025 annual meeting of stockholders. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

The Class III directors are up for re-election at the Company’s deferred 2025 annual stockholder meeting for a term of office for a term expiring at the 2028 annual stockholder meeting.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A Common Stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants would be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants would be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Class A Common Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related Class A Common Stock would be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants would commence and the date on which the right would expire;

●	a discussion of certain U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

17

Until any warrants to purchase shares of our Class A Common Stock are exercised, the holders of the warrants would not have any rights of holders of the underlying Class A Common Stock, including any rights to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we would issue under a separate agreement. We may enter into unit agreements with a unit agent. We would indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements would contain additional important terms and provisions. We would file as an exhibit to the registration statement of which this prospectus is a part, or would incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units would be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units would be issued;

●	the date, if any, on and after which the constituent securities comprising the units would be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

18

Each time that we sell securities covered by us under this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by us under this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities offered by us from time to time. Any agent involved in our offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by us under this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by us under this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with our sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities offered by us as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with our offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by us may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by us may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A Common Stock offered by us would be listed on the Nasdaq Capital Market, but any other securities offered by us may or may not be listed on a national securities exchange. To facilitate our offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities offered by us by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if such securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities offered by us at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

19

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions would be an underwriter and, if not identified in this prospectus, would be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities by us.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

In order to comply with applicable securities laws of some states, the Class A Common Stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by CrowdCheck Law, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2025 and for the fiscal year then ended, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as set forth in their report thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The report of CBIZ CPAs P.C. includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2024 and for the fiscal year then ended, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and incorporated herein by reference. The report of Marcum LLP includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

20

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, which includes Risk Factors applicable to our Company;

•	our Quarterly Reports on Form 10-Q (and any amendments thereto on Form 10-Q/A) for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025, and November 14, 2025, respectively;

•	our Current Reports on Form 8-K and/or 8-K/A, filed with the SEC on January 2, 2025, January 10, 2025, January 21, 2025, January 23, 2025, January 31, 2025, February 13, 2025, February 24, 2025, February 26, 2025, April 1, 2025, April 24, 2025, May 15, 2025, May 15, 2025, July 8, 2025, August 14, 2025, October 1, 2025, October 3, 2025, October 17, 2025, October 31, 2025, November 14, 2025, January 5, 2026, February 2, 2026, March 5, 2026, March 12, 2026, March 17, 2026, and March 31, 2026

•	Description of our Class A Common Stock contained in our Registration Statement on Form S-1 filed with the SEC on January 31, 2025, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act will also be deemed to be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

T Stamp Inc.

3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305

Attention: Corporate Secretary

(404) 806-9906

21

Up to $5,323,474 Shares of our Common Stock

T Stamp Inc.

Prospectus Supplement

Maxim Group LLC

October 9, 2026